Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296395

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2026)

167,500,000 Series A Depositary Shares

Each Representing a 1/20th Interest in a Share of

6.25% Series A Mandatory Convertible Preferred Stock

Alphabet Inc.

6.25% Series A Mandatory Convertible Preferred Stock

We are offering 167,500,000 of our Series A Depositary Shares (“Series A Depositary Shares”), each of which represents a 1/20th interest in a share of our 6.25% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (“Series A Mandatory Convertible Preferred Stock”). The shares of Series A Mandatory Convertible Preferred Stock will be deposited with Computershare Trust Company, N.A. and Computershare Inc., acting as joint bank depositary (the “bank depositary”), pursuant to a deposit agreement. Holders of the Series A Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Series A Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on our Series A Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 6.25% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), or in any combination of cash and shares of our Class A Common Stock on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2026 and ending on, and including, May 15, 2029.

Each share of our Series A Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Series A Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Series A Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between 2.2520 and 2.8160 shares of our Class A Common Stock, subject to anti-dilution adjustments. The number of shares of our Class A Common Stock issuable on conversion will be determined based on the average VWAP (as defined herein) of our Class A Common Stock over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to May 15, 2029, which we refer to herein as the “final averaging period.” At any time prior to May 15, 2029, a holder of 20 Series A Depositary Shares may cause the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Class A Common Stock equal to the minimum conversion rate of 2.2520, subject to anti-dilution adjustments. If a holder of 20 Series A Depositary Shares causes the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount (as described herein).

Prior to this offering, there has been no public market for the Series A Depositary Shares or the Series A Mandatory Convertible Preferred Stock. We intend to apply to list the Series A Depositary Shares on The Nasdaq Global Select Market under the symbol “GOOGM.” Our Class A Common Stock is listed on The Nasdaq Global Select Market under the symbol “GOOGL.”

(continued on inside front cover)

See “Risk Factors” beginning on page S-16 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 for a discussion of certain risks that should be considered in connection with an investment in our Series A Depositary Shares.

	Per Series A Depositary Share(1)	Total
Price to public(1)	$50.0000	$8,375,000,000
Underwriting discounts(1)(2)	$0.4867	$81,522,250
Proceeds, before expenses, to Alphabet Inc.	$49.5133	$8,293,477,750

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase additional Series A Depositary Shares described below.
(2)	See the section titled “Underwriting” beginning on page S-73 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to an additional 25,000,000 Series A Depositary Shares from us at the public offering price less the underwriting discounts within a 13-day period beginning on, and including, the date we first issue the Series A Depositary Shares, solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our Series A Depositary Shares or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

It is expected that delivery of the Series A Depositary Shares will be made against payment therefor on June 5, 2026, which is the second business day following the trade date for the Series A Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Series A Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Depositary Shares who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

BofA Securities	Citigroup	Deutsche Bank Securities	HSBC	Wells Fargo Securities

Barclays	BNP PARIBAS	BTIG	Credit Agricole CIB	Mizuho

RBC Capital Markets	Societe Generale	TD Securities

Co-Managers

Academy Securities	BBVA	COMMERZBANK	ING	MUFG	NatWest	Santander	Scotiabank	Standard Chartered Bank

Bancroft Capital	Blaylock Van, LLC	Cabrera Capital Markets LLC	Guzman & Company	Loop Capital Markets

Mischler Financial Group, Inc.	Siebert Williams Shank	Telsey Advisory Group

The date of this prospectus supplement is June 2, 2026.

(front cover, continued)

We have three classes of authorized stock: Class A Common Stock, Class B Common Stock, par value $0.001 per share (“Class B Common Stock”) and Class C Capital Stock, par value $0.001 per share (“Class C Capital Stock”). The rights of the holders of each class of our common and capital stock are identical, except with respect to voting. Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to 10 votes per share. Class C Capital Stock has no voting rights, except as required by applicable law. Shares of Class B Common Stock may be converted at any time at the option of the stockholder and automatically convert upon sale or transfer to Class A Common Stock. Outstanding shares of Class A Common Stock and Class B Common Stock will represent approximately 41.17% and 58.83%, respectively, of the voting power of our outstanding common stock immediately following the Stock Offering (as defined below), if completed.

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 167,500,000 of our Series B Depositary Shares (the “Series B Depositary Shares”), each of which represents a 1/20th interest in a share of our 6.25% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Series B Mandatory Convertible Preferred Stock” and together with the Series A Mandatory Convertible Preferred Stock, the “Mandatory Convertible Preferred Stock” and such offering, the “Series B Preferred Stock Offering”). We have granted the underwriters an option to purchase up to an additional 25,000,000 Series B Depositary Shares from us at the public offering prices less the underwriting discounts within a 13-day period beginning on, and including, the date we first issue the Series B Depositary Shares, solely to cover over-allotments, if any.

In connection with the pricing of each of this offering and the Series B Preferred Stock Offering, we entered into privately negotiated capped call transactions with one or more option counterparties comprising one or more of the underwriters of this offering and the Series B Preferred Stock Offering and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of Class A Common Stock and Class C Capital Stock underlying the applicable series of Mandatory Convertible Preferred Stock sold in the related offering, based on the minimum conversion rate of the applicable series of Mandatory Convertible Preferred Stock.

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock (such offering, the “Stock Offering”) for gross proceeds of approximately $18 billion. We have granted the underwriters of that offering options to purchase up to an additional 3,818,953 shares of our Class A Common Stock and an additional 3,818,953 shares of our Class C Capital Stock, respectively, from us at their respective public offering prices less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any, of our offering of Class A Common Stock and Class C Capital Stock.

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with certain managers under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time (the “ATM Program”).

In addition, concurrently with this offering, we have entered into a stock purchase agreement with an affiliate of Berkshire Hathaway Inc. (“Berkshire Hathaway”) for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion (the “Private Placement”). In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights. The Private Placement is expected to close concurrently with the Stock Offering, subject to customary closing conditions.

The closing of this offering and the closing of the Series B Preferred Stock Offering are cross-conditional. The closing of this offering is not conditioned upon the closing of the Stock Offering, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Stock Offering, the closing of the Private Placement nor any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering, the Private Placement or sales under the ATM Program do not occur, and vice versa. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the securities being offered in the Stock Offering, the Series B Preferred Stock Offering or under the ATM Program. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

We intend to use a portion of the net proceeds from this offering and from the Series B Preferred Stock Offering to pay the cost of the related capped call transactions described herein, and the remaining net proceeds from this offering, together with the net proceeds from the Stock Offering and the Private Placement and the remaining net proceeds from the Series B Preferred Stock Offering, for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. We intend to use the net proceeds of the ATM Program primarily to facilitate, for a period of time, an administrative change in how we meet the tax obligations associated with vesting of employee equity awards. We expect to use approximately $30 billion of the net proceeds of the ATM Program to meet our 2026 calendar year tax obligations, and any additional net proceeds will be used for general corporate purposes.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the Series A Depositary Shares offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and/or on our behalf by the underwriters do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See the “Underwriting” section beginning on page S-73 of this prospectus supplement.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series A Depositary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated June 1, 2026, which is part of our Registration Statement on Form S-3, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of Series A Depositary Shares. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement, before deciding whether to invest in the Series A Depositary Shares offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Series A Depositary Shares offered by this prospectus supplement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus supplement to “Alphabet,” the “Company,” “we,” “us” and “our” refer to Alphabet Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Exchange Act. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is available on the SEC’s website and is also available free of charge at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further

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information with respect to Alphabet Inc. and our Series A Depositary Shares, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 5, 2026 (the “2025 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 30, 2026 (the “Q1 2026 Quarterly Report”);

•	Portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2026 that are specifically incorporated by reference into Part III of the Company’s 2025 Annual Report; and

•	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request a free copy of the above filings by writing, telephoning or e-mailing our Investor Relations department at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to future dividend payments; statements relating to plans, expectations and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Forward-looking statements include statements regarding the matters identified under “Forward-Looking Statements” in the accompanying prospectus, as well as statements relating to the offerings of Class A Common Stock, Class C Capital Stock, Series A Depositary Shares (including the terms of the Series A Mandatory Convertible Preferred Stock), Series B Depositary Shares (including the terms of the Series B Mandatory Convertible Preferred Stock), any sales under the ATM Program, our ability to complete any or all of the concurrent offerings or the Private Placement and enter into any sales under the ATM Program on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2025 Annual Report and Q1 2026 Quarterly Report, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other filings we make with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2025 Annual Report, Q1 2026 Quarterly Report and the other documents that we subsequently file with the SEC.

Alphabet Inc.

Alphabet is a collection of businesses—the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The Nasdaq Global Select Market under the symbols “GOOG” and “GOOGL,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

THE OFFERING

The following summary contains basic information about the Series A Depositary Shares and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer	Alphabet Inc., a Delaware corporation.

Series A Depositary Shares offered	167,500,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock. Each Series A Depositary Share entitles the holder of such Series A Depositary Share, through the bank depositary, to a proportional fractional interest in the rights and preferences of such share of Series A Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.

Underwriters’ option to purchase additional Series A Depositary Shares	We have granted the underwriters the option to purchase up to 25,000,000 additional Series A Depositary Shares, at the public offering price, less the underwriting discount, within a 13-day period beginning on, and including, the date we first issue the Series A Depositary Shares, solely to cover over-allotments, if any.

Public offering price	$50 per Series A Depositary Share.

Liquidation preference	$1,000 per share of our Series A Mandatory Convertible Preferred Stock (equivalent to $50 per Series A Depositary Share).

Dividends

6.25% of the liquidation preference of $1,000 per share of our Series A Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the initial issue date (as defined below) and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee thereof, declares a dividend payable with respect to our Series A Mandatory Convertible Preferred Stock, we will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our Class A Common Stock or through any combination of cash and shares of our Class A Common Stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their Series A Depositary Shares, or such Series A Depositary Shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $12.1528 per share of our Series A Mandatory Convertible Preferred Stock (equivalent to approximately $0.6076 per Series A Depositary Share). Each subsequent dividend is expected to be $15.6250 per share of our Series A Mandatory Convertible Preferred Stock (equivalent to $0.78125 per Series A Depositary Share). See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at the average VWAP (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Definitions”) per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%. Notwithstanding the foregoing, in no event will the number of shares of our Class A Common Stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash divided by $124.29, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The “initial price” equals $1,000, divided by the maximum conversion rate (as defined below), rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of our Class A Common Stock in the Stock Offering.

Dividend payment dates	February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2026 and ending on, and including, May 15, 2029. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

No redemption	We may not redeem the shares of Series A Mandatory Convertible Preferred Stock or the Series A Depositary Shares. However, at our option, we may purchase the Series A Mandatory Convertible Preferred Stock or Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Mandatory conversion date	The second business day immediately following the last trading day of the final averaging period (as defined below). The mandatory conversion date is expected to be May 15, 2029.

Mandatory conversion	On the mandatory conversion date, each outstanding share of our Series A Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our

Class A Common Stock equal to the conversion rate as described below, and each Series A Depositary Share will automatically convert into a number of shares of Class A Common Stock equal to a proportionate fractional interest in such shares of Class A Common Stock.

If we declare a dividend for the dividend period ending on May 15, 2029, we will pay such dividend to the holders of record as of May 1, 2029, as described above. If, on or prior to May 1, 2029, we have not declared all or any portion of all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of Class A Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were May 15, 2029). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, pay such excess amount in cash.

Conversion rate	Upon conversion on the mandatory conversion date, the conversion rate for each share of our Series A Mandatory Convertible Preferred Stock will be not more than 2.8160 shares of Class A Common Stock and not less than 2.2520 shares of Class A Common Stock (respectively, the “maximum conversion rate” and the “minimum conversion rate”), depending on the applicable market value of our Class A Common Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Series A Depositary Share will be not more than 0.1408 shares of Class A Common Stock and not less than 0.1126 shares of Class A Common Stock.

The “applicable market value” of our Class A Common Stock is the average VWAP per share of our Class A Common Stock over the final averaging period. The “final averaging period” is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2029. The conversion rate will be calculated as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Mandatory Conversion.”

The following table illustrates the conversion rate per share of our Series A Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our Class A Common Stock	Conversion rate per share of Series A Mandatory Convertible Preferred Stock
Greater than the threshold appreciation price (as defined below)	2.2520 shares of Class A Common Stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 2.2520 and 2.8160 shares of Class A Common Stock, determined by dividing $1,000 by the applicable market value, rounded to the nearest ten-thousandth

Less than the initial price	2.8160 shares of Class A Common Stock

The following table illustrates the conversion rate per Series A Depositary Share, subject to certain anti-dilution adjustments:

Applicable market value of our Class A Common Stock	Conversion rate per Series A Depositary Share
Greater than the threshold appreciation price	0.1126 shares of Class A Common Stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 0.1126 and 0.1408 shares of Class A Common Stock, determined by dividing $50 by the applicable market value

Less than the initial price	0.1408 shares of Class A Common Stock

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately 25.0% appreciation over the initial price.

Conversion at the option of the holder	Other than during a fundamental change conversion period (as defined below), at any time prior to May 15, 2029, a holder of Series A Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of our Series A Mandatory Convertible Preferred Stock, in whole or in part, at the minimum conversion rate of 2.2520 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock (equivalent to 0.1126 shares of Class A Common Stock per Series A Depositary Share) as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution adjustments. Because each Series A Depositary Share represents a 1/20th fractional interest in a share of our Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may convert its Series A Depositary Shares only in lots of 20 Series A Depositary Shares.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of Class A Common Stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our Class A Common Stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount

If a fundamental change (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to May 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock will have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part, into shares of Class A Common Stock at the “fundamental change conversion rate” during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) May 15, 2029. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than May 15, 2029. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of our Class A Common Stock in such fundamental change. Holders who convert shares of our Series A Mandatory Convertible Preferred Stock during that period will also receive (1) a “fundamental change dividend make-whole amount” equal to the present value as of the effective date of such fundamental change (calculated using a discount rate of 4.09% per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding such effective date to, but excluding, such effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, such effective date to, but excluding, the next dividend payment date, and (2) to the extent that there is any accumulated dividend amount, the accumulated dividend amount (clauses (1) and (2), together, the “make-whole dividend amount”), in the case of clauses (1) and (2), subject to our right to deliver shares of our Class A Common Stock in lieu of all or part of such make-whole dividend amount; provided that if such effective date or the conversion date falls after the record date for a declared dividend and on or prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend. Because each Series A Depositary Share represents a 1/20th fractional interest in a share of our Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may convert its Series A Depositary Shares upon a fundamental change only in lots of 20 Series A Depositary Shares.

If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our Class A Common Stock in the fundamental change. Notwithstanding the foregoing, in no event will the number of shares of our Class A Common Stock that we deliver in lieu of paying all or a portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of Class A Common Stock divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our Class A Common Stock in the fundamental change. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in respect of such portion of the make-whole dividend amount and 97% of the price paid (or deemed paid) per share of our Class A Common Stock in the fundamental change, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our Class A Common Stock), in whole or in part, due to limitations of applicable Delaware law, the conversion rate will instead be increased by a number of shares of Class A Common Stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our Class A Common Stock in the fundamental change. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per share of our Class A Common Stock in the fundamental change, we will not have any obligation to pay the shortfall in cash.

See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Anti-dilution adjustments	The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our Class A Common Stock of rights or warrants to purchase our Class A Common Stock; (3) subdivisions or combinations of our Class A Common Stock; (4) certain distributions to holders of our Class A Common Stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, including by spin-off; (5) certain distributions to holders of our Class A Common Stock of cash in excess of the initial dividend threshold (as defined herein); and (6) certain tender or exchange offers by us or one of our subsidiaries for our Class A Common Stock, in each case subject to certain exceptions. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Voting rights	Except as specifically required by Delaware law or our Amended and Restated Certificate of Incorporation, which will include the certificate of designations for the Series A Mandatory Convertible Preferred Stock, the holders of Series A Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of Series A Mandatory Convertible Preferred Stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, August 15, 2026), whether or not consecutive, the holders of the Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of Series A Mandatory Convertible Preferred Stock (voting together as a single class with holders of other series of voting preferred stock then outstanding solely in the case of clause (1)), (1) authorize or create, or increase the authorized amount of, any senior stock (as defined below); (2) amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Mandatory

Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Series A Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless the Series A Mandatory Convertible Preferred Stock remains outstanding or is replaced by preference securities, in each case, with terms no less favorable to holders in any material respect, subject to certain exceptions.

See the sections titled “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights” and “Description of Series A Depositary Shares—Voting the Series A Mandatory Convertible Preferred Stock.”

Ranking	The Series A Mandatory Convertible Preferred Stock will rank with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable:

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senior to (i) our Class A Common Stock, our Class C Capital Stock and our Class B Common Stock and (ii) each other class or series of capital stock issued after the original issue date of the Series A Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

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on a parity with the Series B Mandatory Convertible Preferred Stock and any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

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junior to each class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Series A Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of March 31, 2026, our total consolidated indebtedness was $81.1 billion. As of March 31, 2026, we had $11.7 billion in credit facilities expiring at various dates through April 2030, of which $1.2 billion was outstanding.

Use of proceeds	We expect the net proceeds from this offering to be approximately $8.3 billion (or approximately $9.5 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A Depositary Shares) after deducting the underwriting discounts and our estimated offering expenses totaling approximately $3.5 million.

We intend to use approximately $439.7 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. If the underwriters exercise their over-allotment option to purchase additional Series A Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions with the option counterparties.

We intend to use the remaining net proceeds from this offering, together with the proceeds from the Stock Offering, the Private Placement and the Series B Preferred Stock Offering (net of capped call expense), for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. We intend to use the net proceeds of the ATM Program primarily to facilitate, for a period of time, an administrative change in how we meet the tax obligations associated with vesting of employee equity awards. We expect to use approximately $30 billion of the net proceeds of the ATM Program to meet our 2026 calendar year tax obligations, and any additional net proceeds will be used for general corporate purposes. See “Use of Proceeds.”

Material U.S. federal tax consequences	The material U.S. federal income tax consequences of owning and disposing of the Series A Depositary Shares and any Class A Common Stock received upon conversion are described under the section titled “Material United States Federal Income Tax Consequences.”

Concurrent offerings	Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 167,500,000 of our Series B Depositary Shares. We have granted the underwriters of that offering an option to purchase up to an additional 25,000,000 Series B Depositary Shares from us at the public offering prices less the underwriting discounts within a 13-day period beginning on, and including, the date we first issue the Series B Depositary Shares, solely to cover over-allotments, if any.

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock. We have granted the underwriters of that offering options to purchase up to an additional 3,818,953 shares of our Class A Common

Stock and an additional 3,818,953 shares of our Class C Capital Stock, respectively, from us at their respective public offering prices less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any, of our offering of Class A Common Stock and Class C Capital Stock.

The closing of this offering and the closing of the Series B Preferred Stock Offering are cross-conditional. The closing of this offering is not conditioned upon the closing of the Stock Offering, and the closing of the Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering does not occur, and vice versa. We cannot assure you that the Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Series B Depositary Shares being offered in the Series B Preferred Stock Offering or the Class A Common Stock and Class C Capital Stock being offered in the Stock Offering. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

Concurrent private placement	Concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights. The shares are being offered and sold to Berkshire Hathaway in a private placement pursuant to Section 4(a)(2) of the Securities Act. The shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Private Placement is expected to close concurrently with the Stock Offering, subject to customary closing conditions. The closing of the Private Placement is not conditioned upon this offering, and this offering is not conditioned upon the closing of the Private Placement. We cannot assure you that the Private Placement will be completed on the terms described herein, or at all.

ATM Program

Concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We expect to agree with the underwriters of this offering that we will not sell shares of our Class A Common Stock and Class C Capital Stock under the ATM Program until the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement. See “Underwriting.” The closing of this offering is not conditioned upon the closing of any sales under the

ATM Program, and the closing of any sales under the ATM Program is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the sales under the ATM Program do not occur, and vice versa. We cannot assure you that the sales under the ATM Program will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Class A Common Stock and Class C Capital Stock being offered under the ATM Program. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

Class A Common Stock outstanding after this offering, the concurrent Stock Offering, the ATM Program and the Private Placement	Up to 5,918 million shares of Class A Common Stock (or up to 5,923 million shares if the underwriters in the Stock Offering exercise in full their over-allotment option to purchase additional Class A Common Stock), assuming sales of 55,271,521 shares of Class A Common Stock in the ATM Program at a price of $361.85 per share, which was the closing price of the Class A Common Stock on The Nasdaq Global Select Market on June 2, 2026. The actual number of shares of Class A Common Stock issued in the ATM Program will vary depending on the sales price thereunder.

Capped call transactions	In connection with the pricing of the Series A Depositary Shares, and in connection with the pricing of the Series B Depositary Shares in the Series B Preferred Stock Offering, we entered into privately negotiated capped call transactions with the option counterparties. Subject to our right to elect cash settlement of the capped call transactions, the capped call transactions are generally expected to reduce potential dilution to our Class A Common Stock and/or our Class C Capital Stock upon any conversion of the relevant series of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. The cap price of the capped call transactions relating to the Series A Depositary Shares will initially represent a premium of approximately 50.0% over the per share public offering price of our Class A Common Stock in the Stock Offering. The cap price of the capped call transactions relating to the Series B Depositary Shares will initially represent a premium of approximately 50.0% over the per share public offering price of our Class C Capital Stock in the Stock Offering. If the underwriters exercise their over-allotment option to purchase additional Series A Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions relating to the Series A Depositary Shares with the relevant option counterparties. In addition, if the underwriters of the Series B Preferred Stock Offering exercise their over-allotment option to purchase additional Series B Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series B Depositary Shares to enter into additional capped call transactions relating to the Series B Depositary Shares with the relevant option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours concurrently with or shortly after the pricing of the Series A Depositary Shares and the Series B Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our Class A Common Stock, our Class C Capital Stock, the Series A Depositary Shares, the Series B Depositary Shares or our other securities at that time.

In addition, we have been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into and/or unwinding various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, and/or by purchasing or selling our Class A Common Stock, our Class C Capital Stock and/or other securities of ours in secondary market transactions following the pricing of the Series A Depositary Shares and the Series B Depositary Shares and prior to the mandatory conversion date of the relevant series of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the relevant series of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions in connection with an early conversion of the relevant series of the Mandatory Convertible Preferred Stock or repurchase of the Series A Depositary Shares or Series B Depositary Shares, following any such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of our Class A Common Stock, our Class C Capital Stock, the Series A Depositary Shares, the Series B Depositary Shares or our other securities, and could affect the value of the shares of Class A Common Stock that you will receive upon conversion of the Series A Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Series A Mandatory Convertible Preferred Stock, it could also affect the number of shares of our Class A Common Stock that you will receive upon conversion.

For a discussion of the potential impact of any market or other activity by the option counterparties and/or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to this Offering and Ownership of the Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock—The capped call transactions may affect the value of the Series A Depositary Shares and our Class A Common Stock” and “Underwriting—Capped Call Transactions.”

Transfer agent and registrar	Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A Mandatory Convertible Preferred Stock and our Class A Common Stock.

Listing	We intend to apply to list the Series A Depositary Shares on the Nasdaq under the symbol “GOOGM.” No assurance can be given that our Series A Depositary Shares will be listed or that any such application for listing will be approved. Listing the Series A Depositary Shares on the Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Series A Depositary Shares easily. Our Class A Common Stock is listed on the Nasdaq under the symbol “GOOGL.”

Risk factors	Investing in the Series A Depositary Shares involves risks. See the section titled “Risk Factors” beginning on page S-16 of this prospectus supplement and other information included or incorporated by reference in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Series A Depositary Shares.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 5,824 million shares of Class A Common Stock, 836 million shares of Class B Common Stock and 5,456 million shares of Class C Capital Stock outstanding as of March 31, 2026, and excludes, in each case as of such date:

•	321 million shares of Class C Capital Stock subject to outstanding restricted stock unit awards or performance stock unit awards;

•	468 million shares of Class C Capital Stock reserved for issuance under our equity incentive plan;

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any shares of Class C Capital Stock issuable upon conversion of Series B Depositary Shares that may be issued in the Series B Preferred Stock Offering (including any Series B Depositary Shares that the underwriters of the Series B Preferred Stock Offering may purchase pursuant to their over-allotment option to purchase up to 25,000,000 additional Series B Depositary Shares);

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any shares of Class A Common Stock issuable upon conversion of Series A Depositary Shares that may be issued in this offering (including any Series A Depositary Shares that the underwriters may purchase pursuant to their over-allotment option to purchase up to 25,000,000 additional Series A Depositary Shares);

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any shares of Class A Common Stock and Class C Capital Stock that may be issued in the Stock Offering (including any shares that the underwriters of the Stock Offering may purchase pursuant to their over-allotment options to purchase up to 3,818,953 additional shares of Class A Common Stock and up to 3,818,953 additional shares of Class C Capital Stock);

•	14,212,035 shares of Class A Common Stock and 14,359,656 shares of Class C Capital Stock that are expected to be issued pursuant to the Private Placement; and

•	any shares of Class A Common Stock and Class C Capital Stock that may be issued under the ATM Program.

RISK FACTORS

An investment in our Series A Depositary Shares involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2025 Annual Report and Q1 2026 Quarterly Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Series A Depositary Shares could decline due to any of these risks or other factors, and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of the Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock

You are making an investment decision in the Series A Depositary Shares as well as in our Series A Mandatory Convertible Preferred Stock.

As described in this prospectus supplement, you are investing in Series A Depositary Shares that represent fractional interests in our Series A Mandatory Convertible Preferred Stock. The bank depositary will rely solely on the dividend payments and other distributions on the Series A Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the Series A Depositary Shares.

You will bear the risk of a decline in the market price of our Class A Common Stock between the pricing date for the Series A Depositary Shares and the mandatory conversion date.

The number of shares of our Class A Common Stock that you would receive upon mandatory conversion of our Series A Mandatory Convertible Preferred Stock (and the related conversion of the Series A Depositary Shares) is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our Class A Common Stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2029. The aggregate market value of the shares of our Class A Common Stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Series A Mandatory Convertible Preferred Stock represented by your Series A Depositary Shares. Specifically, if the applicable market value of our Class A Common Stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate, rounded to the nearest $0.0001, and initially equals $355.1136 (approximately the per share public offering price of our Class A Common Stock in the Stock Offering), subject to certain anti-dilution adjustments, the market value of the shares of our Class A Common Stock that you would receive upon mandatory conversion of each share of Series A Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Series A Mandatory Convertible Preferred Stock (and, accordingly the market value of shares of our Class A Common Stock that you would receive upon mandatory conversion of each Series A Depositary Share will be less than the $50 liquidation preference per Series A Depositary Share), and an investment in the Series A Depositary Shares would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our Class A Common Stock. Any such decline could be substantial.

In addition, because the number of shares of our Class A Common Stock delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our Class A Common Stock over the final averaging period, the shares of Class A Common Stock you receive upon mandatory conversion may be worth less than the shares of Class A Common Stock you would have received had the applicable market value been equal to the VWAP per share of our Class A Common Stock on the mandatory conversion date or the average VWAP per share of our Class A Common Stock over a different period of days.

Purchasers of the Series A Depositary Shares may not realize any or all of the benefit of an increase in the market price of shares of our Class A Common Stock.

The aggregate market value of the shares of our Class A Common Stock that you will receive upon mandatory conversion of each share of our Series A Mandatory Convertible Preferred Stock (and the related conversion of the Series A Depositary Shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of Series A Mandatory Convertible Preferred Stock (and the liquidation preference of $50 per Series A Depositary Share) if the applicable market value of our Class A Common Stock exceeds the threshold appreciation price, which is calculated by dividing $1,000 by the minimum conversion rate, rounded to the nearest $0.0001, and initially equals $444.0497, subject to certain anti-dilution adjustments. The threshold appreciation price represents an appreciation of approximately 25.0% over the initial price. If the applicable market value of our Class A Common Stock exceeds the threshold appreciation price, you will receive on the mandatory conversion date approximately 80.0% (which percentage is approximately equal to the initial price divided by the threshold appreciation price) of the value of our Class A Common Stock that you would have received if you had made a direct investment in our Class A Common Stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Series A Depositary Shares (and the underlying Series A Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in shares of our Class A Common Stock.

In addition, if the market value of our Class A Common Stock appreciates and the applicable market value of our Class A Common Stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our Class A Common Stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Series A Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate market value of our Class A Common Stock that you would receive upon the related mandatory conversion of the Series A Depositary Shares will only be equal to the aggregate liquidation preference of the Series A Depositary Shares), and you will realize no equity appreciation on our Class A Common Stock.

The market price of our Class A Common Stock, which may fluctuate significantly, will directly affect the market price for the Series A Depositary Shares.

We expect that, generally, the market price of our Class A Common Stock will affect the market price of the Series A Depositary Shares more than any other single factor. This may result in greater volatility in the market price of the Series A Depositary Shares than would be expected for nonconvertible preferred stock or depositary shares representing nonconvertible preferred stock. The market price of our Class A Common Stock could fluctuate significantly in response to a number of factors, including changing laws and regulations that may impact our business, our ability to obtain financing on satisfactory terms, changes in recommendations by financial analysts as well as economic, financial, political and other factors, many of which are beyond our control. For more information regarding such factors, see the sections titled “—Risks Related to Ownership of our Class A Common Stock” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In addition, we expect that the market price of the Series A Depositary Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Series A Depositary Shares and our Class A Common Stock. Any such arbitrage could, in turn, affect the market prices of our Class A Common Stock and the Series A Depositary Shares. The market price of our Class A Common Stock could also be affected by possible sales of our Class A Common Stock by investors who view the Series A Depositary Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our Class A Common Stock. This trading activity could, in turn, affect the market price of the Series A Depositary Shares.

Regulatory actions may adversely affect the trading price and liquidity of the Series A Depositary Shares.

We expect that many investors in, and potential purchasers of, the Series A Depositary Shares will employ, or seek to employ, a convertible arbitrage strategy with respect to the Series A Depositary Shares. Investors would typically implement such a strategy by selling short the equity securities underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our Class A Common Stock in lieu of or in addition to short selling our Class A Common Stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class A Common Stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Series A Depositary Shares to effect short sales of our Class A Common Stock, borrow our Class A Common Stock or enter into swaps on our Class A Common Stock could adversely affect the trading price and the liquidity of the Series A Depositary Shares.

The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change.

If a fundamental change (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to May 15, 2029, the fundamental change conversion rate will apply to any shares of Series A Mandatory Convertible Preferred Stock (and, accordingly, the Series A Depositary Shares) converted during the fundamental change conversion period (as defined under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) unless the stock price is less than $100.00 or above $1,000.00 (in each case, subject to adjustment) and, with respect to those shares of Series A Mandatory Convertible Preferred Stock (and, accordingly, those Series A Depositary Shares) converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount, subject to our right to deliver shares of Class A Common Stock in lieu of all or part of such amount and subject to the terms described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” The number of shares of Class A Common Stock to be issued upon conversion in connection with a fundamental change will be determined as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value that you would suffer and the dividends you would lose as a result of converting your Series A Depositary Shares representing our Series A Mandatory Convertible Preferred Stock upon a fundamental change, the fundamental change conversion rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the fundamental change conversion rate will be less than the conversion rate that would apply upon mandatory conversion. The fundamental change conversion rate and fundamental change dividend make-whole amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to deliver a number of shares of Class A Common Stock per share of the Series A Mandatory Convertible Preferred Stock (and your corresponding right to receive a proportionate number of shares of our Class A Common Stock per Series A Depositary Share) equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our Class A Common Stock) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The fixed conversion rates of the Series A Mandatory Convertible Preferred Stock and, in turn, the Series A Depositary Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Depositary Shares or the Class A Common Stock issuable upon conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock.

The fixed conversion rates of the Series A Mandatory Convertible Preferred Stock and, in turn, the Series A Depositary Shares, are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as grants under employee benefit or incentive plans, offerings of our Class A Common Stock, Class C Capital Stock or other securities convertible into our Class A Common Stock or Class C Capital Stock (other than those set forth under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions or third-party tender or exchange offers, which may adversely affect the market price of our Class A Common Stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our Class A Common Stock, it may also adversely affect the market price of the Series A Depositary Shares. In addition, the terms of our Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares do not restrict our ability to offer our Class A Common Stock, our Class C Capital Stock or other securities convertible into our Class A Common Stock or our Class C Capital Stock in the future, including offering a new series of preferred stock that ranks equally with our Series A Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference, or to engage in other transactions that could dilute our Class A Common Stock. We have no obligation to consider the specific interests of the holders of our Series A Mandatory Convertible Preferred Stock or the Series A Depositary Shares in engaging in any such offering or transaction.

The Stock Offering, the Series B Preferred Stock Offering, the ATM Program, the Private Placement and the possibility of the sale or issuance of our Class A Common Stock or our Class C Capital Stock in the future, could reduce the market price of our Class A Common Stock and, in turn, the Series A Depositary Shares.

Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock. We have granted the underwriters of the Stock Offering an over-allotment option to purchase up to an additional 3,818,953 shares of our Class A Common Stock and an additional 3,818,953 shares of our Class C Capital Stock. Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 167,500,000 of our Series B Depositary Shares.

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time under the ATM Program.

In addition, concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion.

The closing of this offering and the closing of the Series B Preferred Stock Offering are cross-conditional. The closing of this offering is not conditioned upon the closing of the Stock Offering, the closing of the Private

Placement or the closing of any sales under the ATM Program, and neither the closing of the Stock Offering, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering, the Private Placement or sales under the ATM Program do not occur, and vice versa.

Additionally, in the future, we may sell additional shares of our Class A Common Stock or our Class C Capital Stock to raise capital or acquire interests in other companies by using a combination of cash, our Class A Common Stock and/or our Class C Capital Stock or just our Class A Common Stock and/or Class C Capital Stock.

In addition, a substantial number of shares of our Class A Common Stock is subject to outstanding restricted stock unit awards or performance stock unit awards and reserved for issuance under our equity incentive plans and such shares will be issued upon the vesting, settlement and, to the extent applicable, exercise, of equity incentive awards. A substantial number of shares of our Class A Common Stock is also reserved for issuance upon conversion of the Series A Mandatory Convertible Preferred Stock, if issued, and we may also issue a substantial number of shares of our Class A Common Stock to pay dividends on the Series A Mandatory Convertible Preferred Stock. Additionally, a substantial number of shares of our Class C Capital Stock is reserved for issuance upon conversion of the Series B Mandatory Convertible Preferred Stock, if issued, and we may also issue a substantial number of shares of our Class C Capital Stock to pay dividends on the Series B Mandatory Convertible Preferred Stock.

The Stock Offering, the ATM Program and the Private Placement, if completed, and future sales of our Class A Common Stock and Class C Capital Stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, or the payment of dividends on our Mandatory Convertible Preferred Stock in the form of our Class A Common Stock or Class C Capital Stock, or the perception that such conversions or dividends could occur, could negatively impact the market prices of our Class A Common Stock and, in turn, the Series A Depositary Shares. Future sales or issuances of our Class A Common Stock, Class C Capital Stock or other equity-related securities could be dilutive to holders of our Class A Common Stock and could adversely affect their rights and economic interests.

If we issue additional shares of Class A Common Stock or Class C Capital Stock, the prices of our Class A Common Stock may decline. We cannot predict the size of future issuances of our Class A Common Stock, Class C Capital Stock or other securities or the effect, if any, that the Stock Offering, the ATM Program, the Private Placement, the issuance of the Mandatory Convertible Preferred Stock, and future sales and issuances of our Class A Common Stock, Class C Capital Stock and other securities would have on the market prices of our Class A Common Stock.

In addition, the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Mandatory Convertible Preferred Stock could be used to satisfy short positions. In addition, the sale or the availability for sale of a large number of shares of Class A Common Stock or Class C Capital Stock in the public market could cause the market prices of our Class A Common Stock to decline. Accordingly, the anticipated conversion of the Mandatory Convertible Preferred Stock into shares of Class A Common Stock or Class C Capital Stock could depress the prices of our Class A Common Stock.

You will have no rights with respect to our Class A Common Stock until you convert your Series A Depositary Shares, but you may be adversely affected by certain changes made with respect to our Class A Common Stock.

You will have no rights with respect to our Class A Common Stock, including voting rights, rights to respond to Class A Common Stock tender offers, if any, and rights to receive dividends or other distributions on our Class A Common Stock, if any, prior to the conversion date with respect to a conversion of your Series A Depositary Shares, but your investment in the Series A Depositary Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of Class A Common Stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws requiring approval by holders of our Class A Common Stock and the record date for determining the holders of our Class A Common Stock of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it would materially and adversely affect the rights, preferences, privileges and voting powers of the Series A Mandatory Convertible Preferred Stock, although you will nevertheless be subject to any changes in the powers, preferences or rights of our Class A Common Stock.

You will have no voting rights except under limited circumstances, and you will need to act through the bank depositary to exercise voting rights with respect to our Series A Mandatory Convertible Preferred Stock.

You do not have voting rights, except with respect to certain amendments to the terms of the Series A Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, August 15, 2026), whether or not for consecutive dividend periods, the holders of shares of Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Series A Mandatory Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, winding-up or dissolution and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights.” Holders of Series A Depositary Shares must act through the bank depositary to exercise any voting rights in respect of our Series A Mandatory Convertible Preferred Stock.

Our Series A Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation, winding-up or dissolution of our or our subsidiaries’ assets.

In the event of a bankruptcy, liquidation, winding-up or dissolution, our assets will be available to make payments to holders of our Series A Mandatory Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Series A Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third-party equity holders. In the event of a bankruptcy, liquidation, winding-up or dissolution, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Series A Mandatory Convertible Preferred Stock then outstanding. As of March 31, 2026, our total consolidated indebtedness was $81.1 billion. As of March 31, 2026, we had $11.7 billion in credit facilities expiring at various dates through April 2030, of which $1.2 billion was outstanding.

Our ability to pay dividends on our Series A Mandatory Convertible Preferred Stock may be limited.

Our payment of dividends on our Series A Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The agreements governing any future indebtedness of ours may limit our ability to pay cash dividends on our capital stock, including the Series A Mandatory Convertible Preferred Stock. Therefore, we may be unable to pay dividends in cash on the Series A Mandatory Convertible Preferred Stock.

In addition, under Delaware law, our board of directors (or an authorized committee thereof) may declare dividends on our capital stock (whether in cash or in shares of our capital stock) only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then-current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Series A Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the Series A Mandatory Convertible Preferred Stock (and, in turn, on the Series A Depositary Shares).

If upon mandatory conversion or an early conversion at the option of a holder (other than during a fundamental change conversion period, except in limited circumstances) we have not declared all or any portion of the accumulated and unpaid dividends payable on the Series A Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of Class A Common Stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Mandatory Conversion” and “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Series A Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our Class A Common Stock or any combination thereof, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject in each case to the limitations described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder (or in the case of an early conversion during the fundamental change conversion period, if we are required to make an adjustment to the conversion rate in respect of any unpaid and undelivered make-whole dividend amount).

You may be subject to tax upon a declaration of dividends or an adjustment to the conversion rate of the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares even though you do not receive a corresponding cash distribution.

We may elect to pay a dividend in whole or in part in shares of our Class A Common Stock. Refer to the section titled “Description of Series A Mandatory Convertible Preferred Stock—Dividends.” Although it is not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed Class A Common Stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed under the sections titled “Material United States Federal Income Tax Consequences—Taxation of U.S. Holders—Distributions” and “Material United States Federal Income Tax Consequences—Taxation of Non-U.S. Holders—Distributions” below).

The conversion rate of the Series A Mandatory Convertible Preferred Stock and the Series A Depositary Shares is subject to adjustment in certain circumstances. Refer to the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you (as a holder of Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock) may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property.

If you are a Non-U.S. Holder (as defined under the section titled “Material United States Federal Income Tax Consequences”), any dividend payable in shares or deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). If we (or an applicable withholding agent) are required to withhold on such deemed distributions and pay the applicable withholding taxes because such deemed distribution does not give rise to any cash from which any applicable withholding tax could be satisfied, we may, at our option, or an applicable withholding agent may, withhold such taxes from or set off such taxes against, payments of cash or shares of Class A Common Stock payable on the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock or your other funds or assets. Refer to the section titled “Material United States Federal Income Tax Consequences” for a further discussion of U.S. federal tax implications for U.S. Holders (as defined therein) and Non-U.S. Holders.

Certain rights of the holders of the Series A Mandatory Convertible Preferred Stock and the holders of the Series B Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of the Series A Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Series A Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to May 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock may have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part, at the fundamental change conversion rate, which may be higher than the conversion rate otherwise applicable to an early conversion at the option of the holders, and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value as of the effective date of such fundamental change of all remaining dividend payments on their shares of Series A Mandatory Convertible Preferred Stock. See the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” Our Series B Mandatory Convertible Preferred Stock contains similar features described above. These features of the Series A Mandatory Convertible Preferred Stock and the Series B Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. In addition, provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.

An active trading market for the Series A Depositary Shares does not exist and may not develop.

The Series A Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Series A Depositary Shares on The Nasdaq Global Select Market under the symbol “GOOGM.” However, no assurance can be given that our Series A Depositary Shares will be listed or that any such application for listing will be approved. Even if the Series A Depositary Shares are approved for listing on The Nasdaq Global Select Market, such listing does not guarantee that a trading market for the Series A Depositary Shares will develop or, if a trading market for the Series A Depositary Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Series A Depositary Shares, or to sell the Series A Depositary Shares at a favorable price.

The closing of this offering is not contingent upon the closing of the Stock Offering, the closing of the Private Placement or the closing of any sales under the ATM Program, and vice versa.

The closing of this offering is not conditioned upon the closing of the Stock Offering, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Stock Offering, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering, the Private Placement or the sales under the ATM Program do not occur, and vice versa. We cannot assure you that the Stock Offering, the Private Placement or the sales under the ATM Program will be completed on the terms described herein, or at all. The closing of this offering and the closing of the Series B Preferred Stock Offering are cross-conditional. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Series B Depositary Shares being offered in the Series B Preferred Stock Offering, or the Class A Common Stock and Class C Capital Stock being offered in the Stock Offering or under the ATM Program. Accordingly, if you decide to purchase shares of Series A Depositary Shares in this offering, you should be willing to do so whether or not we complete the Stock Offering or the Private Placement or enter into any sales under the ATM Program.

The capped call transactions may affect the value of the Series A Depositary Shares and our Class A Common Stock.

In connection with the pricing of the Series A Depositary Shares, and in connection with the pricing of the Series B Depositary Shares in the Series B Preferred Stock Offering, we entered into privately negotiated capped call transactions with the option counterparties. Subject to our right to elect cash settlement of the capped call transactions, the capped call transactions are generally expected to reduce potential dilution to our Class A Common Stock and/or our Class C Capital Stock upon any conversion of the relevant series of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. If the underwriters exercise their over-allotment option to purchase additional Series A Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions relating to the Series A Depositary Shares with the relevant option counterparties. In addition, if the underwriters of the Series B Preferred Stock Offering exercise their over-allotment option to purchase additional Series B Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series B Depositary Shares to enter into additional capped call transactions relating to the Series B Depositary Shares with the relevant option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours concurrently with or shortly after the pricing of the Series A Depositary Shares and the Series B Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our Class A Common Stock, our Class C Capital Stock, the Series A Depositary Shares, the Series B Depositary Shares or our other securities at that time.

In addition, we have been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into and/or unwinding various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, and/or by purchasing or selling our Class A Common Stock, our Class C Capital Stock and/or other securities of ours in secondary market transactions following the pricing of the Series A Depositary Shares and the Series B Depositary Shares and prior to the mandatory conversion date of the relevant series of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the relevant series of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions in connection with an early conversion of the relevant series of the Mandatory Convertible Preferred Stock or repurchase of the Series A Depositary Shares or Series B Depositary Shares, following any such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of our Class A Common Stock, our Class C Capital Stock, the Series A Depositary Shares, the Series B Depositary Shares or our other securities, and could affect the value of the shares of Class A Common Stock that you will receive upon conversion of the Series A Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Series A Mandatory Convertible Preferred Stock, it could also affect the number of shares of our Class A Common Stock that you will receive upon conversion.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of Series A Depositary Shares and the Series B Preferred Stock Offering are completed, the option counterparty party thereto and/or its affiliates may unwind their hedge positions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, which could adversely affect the value of our Class A Common Stock, our Class C Capital Stock, our other securities and, if the Series A Depositary Shares have been issued, the value of the Series A Depositary Shares and our other securities.

The potential effect, if any, of these transactions and activities on the market price of our Class A Common Stock or the Series A Depositary Shares will depend in part on market conditions and cannot be ascertained at this time. We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the Series A Depositary Shares or the shares of our Class A Common Stock. In addition, we do not make any representation that the option counterparties and/or their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See “Description of Capped Call Transactions.”

The capped call transactions are separate transactions to be entered into by us with the option counterparties, are not part of the terms of the Series A Depositary Shares and will not change the holders’ rights under the Series A Depositary Shares. As a holder of the Series A Depositary Shares, you will not have any rights with respect to the capped call transactions.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties are, or are affiliates of, financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral.

Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transaction(s) with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our Class A Common Stock and Class C Capital Stock. In addition, upon a default by an option counterparty, we may suffer more dilution than we currently anticipate with respect to our Class A Common Stock. We can provide no assurance as to the financial stability or viability of the option counterparties.

Risks Related to Ownership of our Class A Common Stock

Our Class A Common Stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our Class A Common Stock, including holders of any shares of Class A Common Stock issued on conversion of, or as payment of dividends on, our Series A Mandatory Convertible Preferred Stock.

Our Class A Common Stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, changes in our credit ratings, variations between our actual and anticipated financial results or uncertainty about current global economic conditions. For these reasons, among others, the price of our Class A Common Stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our Class A Common Stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering, the Series B Preferred Stock Offering, the Stock Offering, the Private Placement and any sales under the ATM Program, if completed.

We expect the net proceeds to us from this offering to be approximately $8.3 billion (or approximately $9.5 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A Depositary Shares from us) after deducting the underwriting discounts and estimated offering expenses payable by us. We expect the net proceeds to us from the Series B Preferred Stock Offering to be approximately $8.3 billion (or approximately $9.5 billion if the underwriters of that offering exercise in full their over-allotment option to purchase additional Series B Depositary Shares from us) after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that the net proceeds to us from the Stock Offering, if completed, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $17.8 billion (or approximately $20.5 billion if the underwriters of the Stock Offering exercise in full their over-allotment option to purchase additional shares of Class A Common Stock and Class C Capital Stock). We estimate that the net proceeds from the Private Placement will be approximately $10 billion. In addition, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. Our management will have considerable discretion in the application of net proceeds from this offering, the Series B Preferred Stock Offering, the Stock Offering, the Private Placement, and any sales under the ATM Program, if completed, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

The Series A Mandatory Convertible Preferred Stock, the Series A Depositary Shares, the Series B Mandatory Convertible Preferred Stock, the Series B Depositary Shares, the Private Placement and the ATM Program may adversely affect the market price of our Class A Common Stock.

The market price of our Class A Common Stock is likely to be influenced by the Series A Mandatory Convertible Preferred Stock, the Series A Depositary Shares, the Series B Mandatory Convertible Preferred Stock, the Series B Depositary Shares, if and when issued, the Private Placement and any sales that we make under the ATM Program. The market price of our Class A Common Stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of Class A Common Stock and/or Class C Capital Stock received upon conversion of the Series B Mandatory Convertible Preferred Stock and/or the Series A Mandatory Convertible Preferred Stock (and, correspondingly, the Series B Depositary Shares and/or the Series A Depositary Shares) or issuances of shares of Class A Common Stock and Class C Capital Stock pursuant to the Private Placement or under the ATM Program; (2) possible sales of our Class A Common Stock by investors who view the Series A Depositary Shares as a more attractive means of equity participation in us than owning shares of Class A Common Stock and possible sales of our Class C Capital Stock by investors who view the Series B Depositary Shares as a more attractive means of equity participation in us than owning shares of Class C Capital Stock; and (3) hedging or arbitrage trading activity that we expect to develop involving the Series B Depositary Shares, the Series A Depositary Shares, our Class A Common Stock and our Class C Capital Stock.

Our Class A Common Stock will rank junior to our Series B Mandatory Convertible Preferred Stock and Series A Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up.

Our Class A Common Stock will rank junior to our Series B Mandatory Convertible Preferred Stock and Series A Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Series B Mandatory Convertible Preferred Stock and Series A Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our Class A Common Stock or Class C Capital Stock and we may not repurchase our Class A Common Stock or Class C Capital Stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our Class A Common Stock until we have paid to holders of our Series B Mandatory Convertible Preferred Stock and Series A Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

We cannot guarantee that we will make repurchases under any share repurchase program, that any dividend program will be continuously active or fully consummated or that any such activities will enhance long-term stockholder value, and share repurchases or dividends could increase the volatility of our stock prices and could diminish our cash reserves.

We have historically engaged in share repurchases of our Class A Common Stock and Class C Capital Stock from time to time in accordance with authorizations from the board of directors of Alphabet. Our repurchase program does not have an expiration date and does not obligate Alphabet to repurchase any specific dollar amount or to acquire any specific number of shares and we retain discretion as to whether and when to utilize this program. Although we have an authorized share repurchase program, there can be no assurances that we will make repurchases in the near term or at all. Furthermore, if we are utilizing the repurchase program at the time of any future offerings of our equity securities, including offerings of our Class A Common Stock and Class C Capital Stock under our ATM program, we may be required to suspend share repurchases, which could further exacerbate any decrease in the trading prices of our stock. Our cash dividend program pays regular cash dividends to holders of our Class A Common Stock, Class B Common Stock and Class C Capital Stock. Any and all future cash dividends are subject to declaration by our board of directors in its sole discretion, and in accordance with the requirements of any applicable laws, rules and regulations, including the Delaware General Corporation Law (the “DGCL”). Our cash dividend program does not require, and our board of directors may decide not to declare, a cash dividend each quarter, and does not obligate our board of directors to declare a dividend at any specific dollar amount per share. Any such decision by our board of directors may depend on a variety of factors that it may deem relevant, including but not limited to our earnings, liquidity, financial condition, other capital deployment opportunities, level of indebtedness and general market conditions. Our share repurchases and dividends could affect our share trading prices, increase their volatility, reduce our cash reserves and may be suspended or terminated at any time, which may result in a decrease in the trading prices of our stock.

The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.

Our Class B Common Stock has 10 votes per share, our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights, except as required by applicable law. As of April 6, 2026, Larry Page and Sergey Brin beneficially owned approximately 89.4% of our outstanding Class B Common Stock, which represented approximately 52.7% of the voting power of our outstanding common stock. Through their stock ownership, Larry and Sergey have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. In addition, because our Class C Capital Stock carries no voting rights (except as required by applicable law), the issuance of the Class C Capital Stock, including in future stock-based acquisition transactions and to fund employee equity incentive programs, could continue Larry and Sergey’s current relative voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders. The share repurchases made pursuant to our repurchase program may also affect Larry and Sergey’s relative voting power. This concentrated control limits or severely restricts other stockholders’ ability to influence corporate matters and we may take actions that some of our stockholders do not view as beneficial, which could reduce the market price of our Class A Common Stock and our Class C Capital Stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in Alphabet’s certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director.

•	Our stockholders may not act by written consent, which makes it difficult to take certain actions without holding a stockholders’ meeting.

•	Our certificate of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

•

Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its outstanding voting stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $8.3 billion (or approximately $9.5 billion if the underwriters exercise in full their over-allotment option to purchase additional Series A Depositary Shares from us), after deducting the underwriting discounts and our estimated offering expenses totaling approximately $3.5 million.

Concurrently with this offering and pursuant to a separate prospectus supplement, we are offering 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock (or 29,278,642 shares of Class A Common Stock and 29,278,642 shares of Class C Capital Stock if the underwriters in the Stock Offering exercise in full their over-allotment options to purchase additional shares of Class A Common Stock and Class C Capital Stock) in an underwritten offering. We estimate that the net proceeds to us from the Stock Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $17.8 billion (or approximately $20.5 billion if the underwriters in the Stock Offering exercise in full their over-allotment option to purchase additional shares of Class A Common Stock and Class C Capital Stock).

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we are offering 167,500,000 Series B Depositary Shares (or 192,500,000 Series B Depositary Shares if the underwriters in the Series B Preferred Stock Offering exercise in full their over-allotment option to purchase additional Series B Depositary Shares). We estimate that the net proceeds to us from the Series B Preferred Stock Offering, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $8.3 billion (or approximately $9.5 billion if the underwriters in the Series B Preferred Stock Offering exercise in full their over-allotment option to purchase additional Series B Depositary Shares).

We intend to use approximately $439.7 million of the net proceeds from this offering to pay the cost of the capped call transactions described below. If the underwriters exercise their over-allotment option to purchase additional Series A Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions with the option counterparties.

We intend to use the net proceeds from this offering and from the Stock Offering, the Series B Preferred Stock Offering (net of capped call expense) and the Private Placement, if completed, for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. We are seeking to expand our infrastructure investments to support customer demand for AI compute capacity, which is outstripping our current supply. We expect that capital expenditures in 2026 will be in the range of $180 billion to $190 billion, and that 2027 capital expenditures will significantly increase compared to 2026.

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We intend to use the net proceeds of the ATM Program primarily to facilitate, for a period of time, an administrative change in how we meet the tax obligations associated with vesting of employee equity awards. We expect to use approximately $30 billion of the net proceeds of the ATM Program to meet our 2026 calendar year tax obligations, and any additional net proceeds will be used for general corporate purposes.

In addition, concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. The Private Placement is expected to close concurrently with the Stock Offering, subject to customary closing conditions. We intend to use the net proceeds from the Private Placement for general corporate purposes.

The closing of this offering and the closing of the Series B Preferred Stock Offering are cross-conditional. The closing of this offering is not conditioned upon the closing of the Stock Offering, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Stock Offering, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering, the Private Placement or the sales under the ATM Program do not occur, and vice versa. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

CONCURRENT OFFERINGS, ATM PROGRAM AND PRIVATE PLACEMENT

Stock Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock for gross proceeds of approximately $18 billion. We have granted the underwriters of that offering options to purchase up to an additional 3,818,953 shares of our Class A Common Stock and an additional 3,818,953 shares of our Class C Capital Stock, respectively, from us at their respective public offering prices less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any, of our offering of Class A Common Stock and Class C Capital Stock. The closing of this offering is not conditioned upon the closing of the Stock Offering, and the closing of the Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering does not occur, and vice versa. We cannot assure you that the Stock Offering will be completed on the terms described herein, or at all.

Series B Preferred Stock Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 167,500,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of our 6.25% Series B Mandatory Convertible Preferred Stock. We have granted the underwriters of the Series B Preferred Stock Offering an option to purchase up to an additional 25,000,000 Series B Depositary Shares from us at the public offering prices less the underwriting discounts within a 13-day period beginning on, and including, the date we first issue the Series B Depositary Shares, solely to cover over-allotments, if any. The Series B Mandatory Convertible Preferred Stock will constitute “parity stock” in respect of the Series A Mandatory Convertible Preferred Stock and will vote together with the Series A Mandatory Convertible Preferred Stock, as voting preferred stock, under the circumstances described under “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights.”

The shares of Series B Mandatory Convertible Preferred Stock will be deposited with Computershare Trust Company, N.A. and Computershare Inc., acting as joint bank depositary, pursuant to a deposit agreement. Holders of the Series B Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Series B Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on the Series B Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 6.25% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our Class C Capital Stock, or in any combination of cash and shares of Class C Capital Stock on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2026 and ending on, and including, May 15, 2029.

Each share of our Series B Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Series B Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Series B Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between 2.2740 and 2.8420 shares of our Class C Capital Stock, subject to anti-dilution adjustments. The number of shares of our Class C Capital Stock issuable on conversion will be determined based on the volume-weighted average price of our Class C Capital Stock over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to May 15, 2029, which we refer to herein as the “final averaging period.” At any time prior to May 15, 2029, a holder of 20 Series B Depositary Shares may cause the bank depositary to convert one share of our Series B Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Class C Capital Stock equal to the minimum conversion rate of 2.2740, subject to anti-dilution adjustments. If a holder of 20 Series B Depositary Shares causes the bank depositary to convert one share of our

Series B Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change, the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount.

The foregoing information concerning the Series B Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations establishing the terms of the Series B Mandatory Convertible Preferred Stock, a copy of which has been or will be incorporated by reference as an exhibit into the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which may be obtained as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. In addition, a description of the proposed Series B Mandatory Convertible Preferred Stock is set forth in the separate prospectus supplement related to the Series B Preferred Stock Offering.

Private Placement

Concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights. The shares are being offered and sold to Berkshire Hathaway in a private placement pursuant to Section 4(a)(2) of the Securities Act. The shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Private Placement is expected to close concurrently with the Stock Offering, subject to customary closing conditions. The closing of the Private Placement is not conditioned upon this offering, and this offering is not conditioned upon the closing of the Private Placement. We cannot assure you that the Private Placement will be completed on the terms described herein, or at all.

ATM Program

Concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We expect to agree with the underwriters of this offering that we will not sell shares of our Class A Common Stock and Class C Capital Stock under the ATM Program until the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement. The closing of this offering is not conditioned upon the closing of any sales under the ATM Program, and the closing of any sales under the ATM Program is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the sales under the ATM Program do not occur, and vice versa. We cannot assure you that the sales under the ATM Program will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Class A Common Stock and Class C Capital Stock being offered under the ATM Program. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

Sales, if any, of our Class A Common Stock and Class C Capital Stock under the Equity Distribution Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, or through a combination of any such methods of sale. The managers may also sell our Class A Common Stock and Class C Capital Stock by any other method permitted by law.

The shares of Class A Common Stock and Class C Capital Stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of Class A Common Stock and Class C Capital Stock to be sold through the managers on a daily basis or otherwise as we and the managers agree, the minimum price per share at which such stock may be sold and other parameters as we deem appropriate. Subject to the terms and conditions of the Equity Distribution Agreement, the managers will use their reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the designated shares up to the amount specified by us. The obligations of the managers under the Equity Distribution Agreement to sell our Class A Common Stock and Class C Capital Stock are subject to a number of conditions that we must meet. We may instruct the managers not to sell any Class A Common Stock or Class C Capital Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any of the managers may suspend the offering of our Class A Common Stock or Class C Capital Stock by notifying the other party.

We will report at least quarterly the number of shares of stock sold through the managers under the Equity Distribution Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the managers in connection with the sales of the shares of Class A Common Stock and Class C Capital Stock.

We will pay the managers a commission of up to 0.5% of the gross sales price per share of stock sold through such managers under the Equity Distribution Agreement. We have also agreed to reimburse the managers for certain of their out-of-pocket expenses.

The foregoing information concerning the ATM Program is not complete. A description of the ATM Program is set forth in the separate prospectus supplement related to the ATM Program.

DESCRIPTION OF SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain terms of our 6.25% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, which we refer to in this prospectus supplement as our Series A Mandatory Convertible Preferred Stock, but is not necessarily complete. The following summary supplements and, to the extent that it is inconsistent, replaces, the description of our preferred stock in the accompanying prospectus.

A copy of our Amended and Restated Certificate of Incorporation, as well as the certificate of designations for the Series A Mandatory Convertible Preferred Stock and the form of Series A Mandatory Convertible Preferred Stock share certificate, are available upon request from us at the address set forth under the section titled “Where You Can Find More Information” in the accompanying prospectus. The following summary of the terms of the Series A Mandatory Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

The bank depositary will initially be the sole holder of our Series A Mandatory Convertible Preferred Stock. However, the holders of Series A Depositary Shares will be entitled, through the bank depositary, to exercise the rights, preferences, privileges and voting powers of the holders of our Series A Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under the section titled “Description of Series A Depositary Shares” below. Each Series A Depositary Share represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock.

As used in this section, the terms “Alphabet,” “us,” “we” or “our” refer to Alphabet Inc. and not any of its subsidiaries.

General

Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized, without further shareholder action, to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, as shall be set forth in the resolutions providing therefor. We currently do not have any shares of preferred stock outstanding. At the consummation of this offering, we will issue 8,375,000 shares of Series A Mandatory Convertible Preferred Stock in the form of 167,500,000 Series A Depositary Shares. In addition, we have granted the underwriters an over-allotment option to purchase up to 25,000,000 additional Series A Depositary Shares representing 1,250,000 shares of our Series A Mandatory Convertible Preferred Stock, in accordance with the procedures set forth under the section titled “Underwriting.” Concurrently with this offering, and pursuant to a separate prospectus supplement, we are also making a public offering of 167,500,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of our Series B Mandatory Convertible Preferred Stock, among other offerings. See “Concurrent Offerings, ATM Program and Private Placement.”

When issued, the Series A Mandatory Convertible Preferred Stock and any Class A Common Stock issued upon the conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Series A Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of Alphabet of any class. Computershare Trust Company, N.A. is the transfer agent and registrar of our Class A Common Stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Series A Mandatory Convertible Preferred Stock.

We do not intend to list our Series A Mandatory Convertible Preferred Stock on any securities exchange or any automated dealer quotation system, but we do intend to apply to list the Series A Depositary Shares on The Nasdaq Global Select Market as described under the section titled “Description of Series A Depositary Shares—Listing.”

Ranking

The Series A Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, ranks:

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senior to (i) our Class A Common Stock, our Class B Common Stock and our Class C Capital Stock, and (ii) each other class or series of capital stock issued after the initial issue date the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with our Series B Mandatory Convertible Preferred Stock that is being offered in the concurrent Series B Preferred Stock Offering and any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

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junior to each other class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Series A Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

As of March 31, 2026, our total consolidated indebtedness was $81.1 billion. As of March 31, 2026, we had $11.7 billion in credit facilities expiring at various dates through April 2030, of which $1.2 billion was outstanding.

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the Series A Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of Series A Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 6.25% on the liquidation preference of $1,000 per share of Series A Mandatory Convertible Preferred Stock (equivalent to $62.50 per annum per share), payable in cash, by delivery of shares of our Class A Common Stock or through any combination of cash and shares of our Class A Common Stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See the section titled “—Method of Payment of Dividends.” Declared dividends on the Series A Mandatory Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year to, and including, May 15, 2029, commencing on, and including, August 15, 2026 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Series A Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the February 1, May 1, August 1 or November 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our Series A Mandatory Convertible Preferred Stock and will end on, and exclude, the August 15, 2026 dividend payment date. The amount of dividends payable on each share of Series A Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Series A Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Series A Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is June 5, 2026, will be approximately $12.1528 per share (based on the annual dividend rate of 6.25% and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on August 15, 2026. The dividend on the Series A Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $15.6250 per share (based on the annual dividend rate of 6.25% and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum or number of shares of Class A Common Stock set apart for the payment of dividends upon, any outstanding share of the Series A Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of Class A Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series A Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Series A Mandatory Convertible Preferred Stock may be limited by the terms of any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See the section titled “Risk Factors—Risks Related to this Offering and Ownership of the Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock—Our ability to pay dividends on our Series A Mandatory Convertible Preferred Stock may be limited.”

So long as any share of the Series A Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Class A Common Stock or any other shares of junior stock, and no Class A Common Stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of Class A Common Stock have been set apart for the payment of such dividends upon, all outstanding shares of Series A Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any Class A Common Stock or other junior stock in shares of any Class A Common Stock or other junior stock; (ii) the acquisition of shares of any Class A Common Stock or other junior stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any Class A Common Stock or other junior stock with the proceeds from a substantially concurrent sale of, shares of any Class A Common Stock or other junior stock and the payment of cash in lieu of any fractional share; (iii) purchases of fractional interests in shares of any Class A Common Stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of Class A Common Stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of Class A Common Stock or other junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share; (v) any dividends or distributions of rights or Class A Common Stock or other junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan, and the payment of cash in lieu of fractional shares; (vi) purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date; (vii) the acquisition by us or any of our subsidiaries of record ownership in Class A Common Stock or other junior stock or parity stock or on behalf of any other persons (other than us or any of our subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of fractional shares; or (ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of the Series A Depositary Shares, the Series B Depositary Shares or any preferred stock or debt securities that are convertible into, or exchangeable for, our Class A Common Stock or other junior stock (or into or for any combination of cash and our Class A Common Stock or other junior stock based on the value of our Class A Common Stock or other junior stock), provided such convertible note hedge transactions or capped call transactions, as applicable, were entered into (x) in connection with this offering or the concurrent Series B Preferred Stock Offering, (y) before the initial issue date or (z) on customary terms in compliance with the foregoing provision.

When dividends on shares of the Series A Mandatory Convertible Preferred Stock have not been paid in full on any dividend payment date or declared and a sum or number of shares of Class A Common Stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the Series A Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Series A Mandatory Convertible Preferred Stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Series A Mandatory Convertible Preferred Stock and such class or series of parity stock (which dollar amount will, if dividends on such class or series of parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the board of directors, or an authorized committee thereof, out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate. Except as otherwise described in this prospectus supplement, dividends on any share of Series A Mandatory Convertible Preferred Stock converted to Class A Common Stock will cease to accumulate on the applicable conversion date.

For the avoidance of doubt, the provisions described in this section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid on any securities, including Class A Common Stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the Series A Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

If we (or an applicable withholding agent) are required to withhold on distributions of Class A Common Stock to a holder (see the section titled “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from, or set off such taxes against, payments of cash or shares of Class A Common Stock payable to such holder or such holder’s other funds or assets.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Series A Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), as determined by our board of directors (or an authorized committee thereof) in its sole discretion:

•	by paying cash;

•	by delivering shares of our Class A Common Stock; or

•	through any combination of paying cash and delivering shares of our Class A Common Stock.

We will make each payment of a declared dividend on the Series A Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our Class A Common Stock. We will give the holders of the Series A Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in Class A Common Stock, on the earlier of the date we declare such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of Class A Common Stock will be delivered to the holders of the Series A Mandatory Convertible Preferred Stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of Class A Common Stock based on the five-day average price.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of Class A Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of Class A Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of Class A Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on The Nasdaq Global Select Market (or if our Class A Common Stock is not listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our Class A Common Stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our Class A Common Stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash divided by $124.29, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below under the section titled “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

No Redemption

We may not redeem the Series A Mandatory Convertible Preferred Stock. However, at our option, we may purchase the Series A Mandatory Convertible Preferred Stock or Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series A Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Series A Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our Class A Common Stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the Series A Mandatory Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Series A Mandatory Convertible Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Series A Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations for our Series A Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Series A Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, August 15, 2026), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, including the Series B Mandatory Convertible Preferred Stock, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that our board of directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at an annual or special meeting of shareholders called by our board of directors, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Series A Mandatory Convertible

Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of shareholders, such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the holders of Series A Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this prospectus supplement, “voting preferred stock” means any class or series of our parity stock upon which like voting rights have been conferred and are exercisable, including the Series B Mandatory Convertible Preferred Stock. Whether a plurality, majority or other portion of the Series A Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series A Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum or number of shares of Class A Common Stock sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Series A Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Series A Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of Series A Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of The Nasdaq Global Select Market (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.

So long as any shares of Series A Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, including the Series B Mandatory Convertible Preferred Stock, given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized amount of, any senior stock.

Further, so long as any shares of Series A Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Mandatory Convertible Preferred Stock, given in person or by proxy, either in writing or at a meeting:

•

amend, alter or repeal the provisions of our Amended and Restated Certificate of Incorporation or the certificate of designations for the shares of Series A Mandatory Convertible Preferred Stock so as to materially and adversely affect the rights, preferences, privileges or voting powers of the shares of Series A Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of Series A Mandatory Convertible Preferred Stock or a merger or consolidation of us with or into another entity, unless either (i) the shares of Series A Mandatory Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Series A Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Series A Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof in any material respect than the rights, preferences, privileges and voting powers of the Series A Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole.

Notwithstanding these provisions, (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the amount of authorized or issued shares of Series A Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of junior stock or any other series of parity stock and (4) the application of the provisions described below under the section titled “—Recapitalizations, Reclassifications and Changes in our Class A Common Stock,” will in each case be deemed not to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Series A Mandatory Convertible Preferred Stock.

Without the consent of the holders of the Series A Mandatory Convertible Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Series A Mandatory Convertible Preferred Stock by amending or supplementing our Amended and Restated Certificate of Incorporation, the certificate of designations or any stock certificate representing shares of the Series A Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Series A Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Series A Mandatory Convertible Preferred Stock and that does not materially and adversely affect the rights of any holder of the Series A Mandatory Convertible Preferred Stock; or

•

to make any other change that does not materially and adversely affect the rights of any holder of the Series A Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series A Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Mandatory Convertible Preferred Stock to (x) conform the terms of the Series A Mandatory Convertible Preferred Stock to the description thereof in the accompanying prospectus, as supplemented and/or amended by this “Description of Series A Mandatory Convertible Preferred Stock” section of this prospectus supplement for the Series A Mandatory Convertible Preferred Stock, as further supplemented and/or amended by the related pricing term sheet or (y) file a certificate of correction with respect to the certificate of designations for the Series A Mandatory Convertible Preferred Stock to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion

Each outstanding share of the Series A Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of Class A Common Stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on May 15, 2029, we will pay such dividend to the holders of record as of May 1, 2029, as described above under the section titled “—Dividends.” If on or prior to May 1, 2029 we have not declared all or any portion of all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock through May 15, 2029, the conversion rate will be adjusted so that holders receive an additional number of shares of Class A Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were May 15, 2029). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, pay such excess amount in cash pro rata to the holders of the Series A Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of Class A Common Stock issuable upon conversion of each share of Series A Mandatory Convertible Preferred Stock on the mandatory conversion date (excluding any shares of our Class A Common Stock issued in respect of accumulated but unpaid dividends, if any), will be as follows:

•

if the applicable market value of our Class A Common Stock is greater than the “threshold appreciation price,” then the conversion rate will be 2.2520 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000 divided by the threshold appreciation price;

•

if the applicable market value of our Class A Common Stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” then the conversion rate will be equal to $1,000 divided by the applicable market value of our Class A Common Stock, rounded to the nearest ten-thousandth, which will be between 2.2520 and 2.8160 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock; or

•

if the applicable market value of our Class A Common Stock is less than the initial price, then the conversion rate will be 2.8160 shares of Class A Common Stock per share of Series A Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000 divided by the initial price.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is initially approximately equal to the per share public offering price of our Class A Common Stock in the Stock Offering.

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately 25.0% appreciation over the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates and the applicable market value are each subject to adjustment as described under the section titled “—Anti-dilution Adjustments” below.

Hypothetical Conversion Values upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our Class A Common Stock that a holder of our Series A Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Series A Mandatory Convertible Preferred Stock at various applicable market values for our Class A Common Stock. The table assumes that there will be no conversion rate adjustments as described below under the section titled “—Anti-dilution Adjustments” and that dividends on the shares of Series A Mandatory Convertible Preferred Stock will be declared and paid in cash. The actual applicable market value of shares of our Class A Common Stock may differ from those set forth in the table below. Given an initial price of $355.1136 and a threshold appreciation price of $444.0497, a holder of our Series A Mandatory Convertible

Preferred Stock would receive on the mandatory conversion date the number of shares of our Class A Common Stock per share of our Series A Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of Our Class A Common Stock	Number of Shares of our Class A Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value Multiplied by the Number of Shares of Our Class A Common Stock to Be Received Upon Conversion)
$235.00	2.8160	$661.76
$265.00	2.8160	$746.24
$295.00	2.8160	$830.72
$325.00	2.8160	$915.20
$355.1136	2.8160	$1,000.00
$385.00	2.5974	$1,000.00
$413.00	2.4213	$1,000.00
$444.0497	2.2520	$1,000.00
$474.00	2.2520	$1,067.45
$504.00	2.2520	$1,135.01
$534.00	2.2520	$1,202.57
$564.00	2.2520	$1,270.13

Accordingly, if the applicable market value of our Class A Common Stock is greater than the threshold appreciation price, the aggregate market value of our Class A Common Stock delivered upon conversion of each share of the Series A Mandatory Convertible Preferred Stock will be greater than the $1,000 liquidation preference of the share of the Series A Mandatory Convertible Preferred Stock, assuming that the market price of our Class A Common Stock on the mandatory conversion date is the same as the applicable market value of our Class A Common Stock. If the applicable market value for our Class A Common Stock is greater than or equal to the initial price and less than or equal to the threshold appreciation price, the aggregate market value of our Class A Common Stock delivered upon conversion of each share of the Series A Mandatory Convertible Preferred Stock will be equal to the $1,000 liquidation preference of the share of the Series A Mandatory Convertible Preferred Stock, assuming that the market price of our Class A Common Stock on the mandatory conversion date is the same as the applicable market value of our Class A Common Stock. If the applicable market value of our Class A Common Stock is less than the initial price, the aggregate market value of our Class A Common Stock delivered upon conversion of each share of the Series A Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference of the share of the Series A Mandatory Convertible Preferred Stock, assuming that the market price of our Class A Common Stock on the mandatory conversion date is the same as the applicable market value of our Class A Common Stock.

Definitions

“Applicable market value” means the average VWAP per share of our Class A Common Stock over the final averaging period.

“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 15, 2029.

“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The “mandatory conversion date” is expected to be May 15, 2029.

“Trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our Class A Common Stock generally occurs on The Nasdaq Global Select Market or, if our Class A Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our Class A Common Stock is then listed or, if our Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class A Common Stock is then listed or admitted for trading. If our Class A Common Stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our Class A Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Class A Common Stock or in any options contracts or futures contracts relating to our Class A Common Stock.

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our Class A Common Stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “GOOGL <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which our Class A Common Stock is listed or admitted for trading on such trading day is earlier, such earlier scheduled close of trading), on such trading day; or, if such price is not available, “VWAP” means the market value per share of our Class A Common Stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below under the section titled “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Series A Mandatory Convertible Preferred Stock have the right to convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Series A Mandatory Convertible Preferred Stock), at any time prior to May 15, 2029, into shares of our Class A Common Stock at the minimum conversion rate, subject to adjustment as described under the section titled “—Anti-dilution Adjustments” below.

If as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of Class A Common Stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our Class A Common Stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Series A Mandatory Convertible Preferred Stock pursuant to this “—Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of the Series A Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a fundamental change (as defined below) occurs on or prior to May 15, 2029, holders of the Series A Mandatory Convertible Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of Series A Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Series A Mandatory Convertible Preferred Stock), into shares of Class A Common Stock at the fundamental change conversion rate described below; (ii) with respect to such converted shares, receive an amount equal to the present value, as of the effective date (as defined below) of the fundamental change, calculated using a discount rate of 4.09% per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our Class A Common Stock in lieu of all or part of such amounts as described under the section titled “—Make-Whole Dividend Amount” below; provided that, if the effective date or the conversion date falls after the record date for a declared dividend and on or prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described under the section titled “—Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

To exercise the fundamental change early conversion right, holders must submit their shares of the Series A Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is the earlier of (a) 20 calendar days after the effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) May 15, 2029. For the avoidance of doubt, the fundamental change conversion period may not end on a date that is later than May 15, 2029. Holders of Series A Mandatory Convertible Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and will be entitled to receive the make-whole dividend amount. Holders of Series A Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of Series A Mandatory Convertible Preferred Stock at the fundamental change conversion rate or to receive the make-whole dividend amount.

We will notify holders of the effective date of a fundamental change no later than the second business day following such effective date.

A “fundamental change” will be deemed to have occurred at the time any of the following occurs after the initial issue date of the Series A Mandatory Convertible Preferred Stock:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit or incentive plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding shares of our Class A Common Stock or we otherwise become aware of such beneficial ownership;

(2)

the consummation of (A) any recapitalization, reclassification or change of our Class A Common Stock (other than a change only in par value or changes resulting from a subdivision or combination) as a result of which our Class A Common Stock would be converted into, or exchanged for, or would represent solely the right to receive, stock, other securities, other property or assets (including cash); (B) any share exchange, consolidation or merger of us pursuant to which our Class A Common Stock will be converted into, will be exchanged for, or will represent solely the right to receive, stock, other securities, other property or assets (including cash); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; or

(3)

our Class A Common Stock (or other common equity comprising all or part of the exchange property) ceases to be listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by all of our holders of Class A Common Stock, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common equity that are listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Series A Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

If any transaction in which our Class A Common Stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if none, on the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

Fundamental Change Conversion Rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of our Class A Common Stock in such transaction. If all holders of our Class A Common Stock receive only cash in exchange for their Class A Common Stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Series A Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth under the section titled “—Anti-dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of Series A Mandatory Convertible Preferred Stock for each stock price and effective date set forth below.

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$355.11	$400.00	$425.00	$444.05	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	2.7020	2.5980	2.4560	2.3980	2.3600	2.3420	2.3300	2.3040	2.2720	2.2480	2.2360
May 15, 2027	2.7480	2.6740	2.5160	2.4420	2.3920	2.3680	2.3540	2.3180	2.2780	2.2520	2.2400
May 15, 2028	2.7840	2.7660	2.6140	2.5080	2.4340	2.3980	2.3760	2.3240	2.2740	2.2500	2.2440
May 15, 2029	2.8160	2.8160	2.8160	2.8160	2.5000	2.3520	2.2520	2.2520	2.2520	2.2520	2.2520

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•

if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Make-Whole Dividend Amount

For any shares of Series A Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amount, determined in our sole discretion:

•	by paying cash;

•	by delivering shares of our Class A Common Stock; or

•	through any combination of paying cash and delivering shares of our Class A Common Stock.

We will pay the make-whole dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments by delivering shares of our Class A Common Stock. If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our Class A Common Stock, such shares shall be valued for such purpose at 97% of the stock price.

No fractional shares of Class A Common Stock will be delivered to the holders of the Series A Mandatory Convertible Preferred Stock in respect of the make-whole dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of Class A Common Stock based on the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

Notwithstanding the foregoing, with respect to any conversion of Series A Mandatory Convertible Preferred Stock during the fundamental change conversion period, in no event will the number of shares of our Class A Common Stock that we deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of Class A Common Stock, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of Class A Common Stock in lieu of paying cash exceeds the product of the number of shares of Class A Common Stock delivered in respect of such portion of the make-whole dividend amount and 97% of the stock price, we will, if we are legally able to do so, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our Class A Common Stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of Class A Common Stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the stock price, we will not have any obligation to pay the shortfall in cash.

Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•

the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our Class A Common Stock and, if applicable, the portion of such amount that will be paid in Class A Common Stock; and

•

the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our Class A Common Stock and, if applicable, the portion of such amount that will be paid in Class A Common Stock.

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Series A Mandatory Convertible Preferred Stock will automatically convert into shares of Class A Common Stock on the mandatory conversion date. A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our Class A Common Stock upon mandatory conversion of its Series A Mandatory Convertible Preferred Stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class A Common Stock in a name other than the name of such holder.

Shares of Class A Common Stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of Class A Common Stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the mandatory conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of Class A Common Stock issuable upon mandatory conversion of the Series A Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under the section titled “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of Class A Common Stock issuable upon conversion of the Series A Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Series A Mandatory Convertible Preferred Stock will have no rights with respect to such shares of Class A Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Class A Common Stock, by virtue of holding the Series A Mandatory Convertible Preferred Stock.

Upon Early Conversion

If a holder elects to convert its shares of Series A Mandatory Convertible Preferred Stock prior to May 15, 2029, in the manner described under the section titled “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” such holder must observe the conversion procedures set forth below.

If such holder holds a beneficial interest in a global share of Series A Mandatory Convertible Preferred Stock, to convert its shares of Series A Mandatory Convertible Preferred Stock early, such holder must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Series A Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements; provided that, for the avoidance of doubt, in no event may such conversion date occur after May 15, 2029. A holder that early converts its shares of Series A Mandatory Convertible Preferred Stock will not be required to pay any taxes or duties relating to the issuance or delivery of our Class A Common Stock, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Class A Common Stock in a name other than the name of such holder. Shares of Class A Common Stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of Class A Common Stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of Class A Common Stock issuable upon early conversion of the Series A Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Except as provided under the section titled “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of Class A Common Stock issuable upon early conversion of the Series A Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Series A Mandatory Convertible Preferred Stock will have no rights with respect to such shares of Class A Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Class A Common Stock, by virtue of holding the Series A Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of Class A Common Stock will be issued to holders of our Series A Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of Class A Common Stock otherwise issuable in respect of the aggregate number of shares of our Series A Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

If more than one share of our Series A Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Series A Mandatory Convertible Preferred Stock so surrendered.

Anti-Dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)

We issue Class A Common Stock to all or substantially all holders of our Class A Common Stock as a dividend or other distribution, in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Class A Common Stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the sum of (x) the number of shares of our Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the total number of shares of our Class A Common Stock constituting such dividend or other distribution, and

•	the denominator of which is the number of shares of our Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination.

Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. We will not pay any dividend or make any distribution on shares of Class A Common Stock held in treasury.

(2)

We issue to all or substantially all holders of our Class A Common Stock rights or warrants (other than rights or warrants issued pursuant to a shareholders’ rights plan, customary dividend reinvestment plan or customary share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our shares of Class A Common Stock at less than the “current market price” (as defined below) of our Class A Common Stock, in which case each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Class A Common Stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of (x) the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the number of shares of our Class A Common Stock issuable pursuant to such rights or warrants, and

•

the denominator of which shall be the sum of (i) the number of shares of Class A Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (ii) the number of shares of Class A Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the current market price of our Class A Common Stock.

Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our Class A Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our Class A Common Stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of our Class A Common Stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by us for such rights or warrants and the amount payable to us upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by our board of directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of Class A Common Stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. We will not issue any such rights or warrants in respect of shares of Class A Common Stock held in treasury.

(3)

We subdivide or combine our Class A Common Stock, in which event each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our Class A Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•	the denominator of which is the number of shares of our Class A Common Stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(4)

We distribute to all or substantially all holders of our Class A Common Stock evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock (other than rights issued pursuant to a shareholders’ rights plan so long as such rights have not separated from the Class A Common Stock), cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;

•	any rights or warrants as to which an adjustment was effected pursuant to clause (2) above;

•	any dividend or distribution consisting exclusively of cash to all or substantially all holders of our Class A Common Stock; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our Class A Common Stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our Class A Common Stock, and

•

the denominator of which is the current market price of our Class A Common Stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, on the ex-date of such distribution, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets so distributed applicable to one share of our Class A Common Stock.

Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.

In the event that we make a distribution to all or substantially all holders of our Class A Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-date of such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the current market price of our Class A Common Stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Class A Common Stock, and

•	the denominator of which is the current market price of our Class A Common Stock.

Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of our Class A Common Stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the ex-date of such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. Because we will make any increase to each fixed conversion rate pursuant to the preceding paragraph with retroactive effect, we will delay the settlement of any conversion of Series A Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class A Common Stock issuable upon such conversion occurs during the period for determining the current market price pursuant to the preceding paragraph until the second business day immediately following the last trading day of such period.

(5)	We make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our Class A Common Stock, excluding:

•	a regular, quarterly cash dividend that does not exceed $0.22 per share (the “initial dividend threshold”),

•	any cash that is distributed in exchange for our Class A Common Stock in a reorganization event (as described below),

•	any dividend or distribution in connection with our liquidation, winding-up or dissolution, and

•	any consideration payable as part of a tender or exchange offer covered by clause (6),

in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our Class A Common Stock entitled to receive such dividend or distribution will be multiplied by a fraction:

•

the numerator of which is the current market price of our Class A Common Stock minus the initial dividend threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero), and

•	the denominator of which is the current market price of our Class A Common Stock minus the amount per share of our Class A Common Stock of such dividend or distribution.

The initial dividend threshold is subject to adjustment on an inversely proportional basis whenever the fixed conversion rates are adjusted, but no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates pursuant to this clause (5).

Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our Class A Common Stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.

(6)

We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our Class A Common Stock (other than a tender offer solely to holders of fewer than 100 shares of our Class A Common Stock) where the cash and the value of any other consideration included in the payment per share of our Class A Common Stock exceeds the current market price of our Class A Common Stock, in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i)

the aggregate cash and fair market value (as determined by our board of directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii)	the product of:

1.	the current market price of our Class A Common Stock; and

2.

the number of shares of our Class A Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•	the denominator of which shall be equal to the product of:

(i)	the current market price of our Class A Common Stock; and

(ii)

the number of shares of our Class A Common Stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of our Class A Common Stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our Class A Common Stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). Because we will make any increase to each fixed conversion rate pursuant to this clause (6) with retroactive effect, we will delay the settlement of any conversion of Series A Mandatory Convertible Preferred Stock where any date for determining the number of shares of our Class A Common Stock issuable upon such conversion occurs during the period for determining the current market price pursuant to this clause (6) until the second business day immediately following the last trading day of such period.

In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our Class A Common Stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our Class A Common Stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our Class A Common Stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Series A Mandatory Convertible Preferred Stock will be entitled to receive (without having to convert their Series A Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of our Class A Common Stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our Class A Common Stock entitled to receive the distribution, for each share of Series A Mandatory Convertible Preferred Stock, a number of shares of our Class A Common Stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our Class A Common Stock on any conversion date, upon conversion of any shares of the Series A Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to our Class A Common Stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our Class A Common Stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Class A Common Stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our Class A Common Stock, the rights described therein (unless such rights or warrants have separated from our Class A Common Stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Class A Common Stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the fixed conversion rates.

For the purposes of determining the adjustment to the fixed conversion rates, for the purposes of:

•

clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of our Class A Common Stock is the average VWAP per share of our Class A Common Stock over the ten consecutive trading day period ending on, and including, (x) for purposes of clause (2) above, the trading day immediately preceding the announcement date of the relevant issuance and (y) for purposes of clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the trading day immediately preceding the ex-date of the relevant distribution;

•

clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our Class A Common Stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to our Class A Common Stock were to such capital stock or similar equity interest), is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the ex-date of such distribution; and

•

clause (6) above, the “current market price” of our Class A Common Stock is the average VWAP per share of our Class A Common Stock over the ten consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the relevant tender or exchange offer.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of our Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

In addition, we may make such increases in each fixed conversion rate as we deem advisable if our board of directors, or an authorized committee thereof, determines that such increase would be in our best interest or in order to avoid or diminish any income tax to holders of our Class A Common Stock resulting from any dividend or distribution of shares of our Class A Common Stock (or issuance of rights or warrants to acquire shares of our Class A Common Stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our Class A Common Stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, beneficial owners of the Series A Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, Non-U.S. Holders (as defined in the section titled “Material United States Federal Income Tax Consequences”) of the Series A Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See the section titled “Material United States Federal Income Tax Consequences.”

If we (or an applicable withholding agent) are required to withhold on constructive dividends to a holder (see the section titled “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from or set off such taxes against payments of cash or shares of Class A Common Stock payable to such holder or such holder’s other funds or assets.

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates (x) on any early conversion date (including in connection with a fundamental change); (y) on the effective date of any fundamental change; and (z) on each trading day of the final averaging period.

No adjustments to the fixed conversion rates will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our Class A Common Stock and solely as a result of holding Series A Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment without having to convert their Series A Mandatory Convertible Preferred Stock and as if they held, for each share of Series A Mandatory Convertible Preferred Stock, a number of shares of our Class A Common Stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:

(a)

upon the issuance of any Class A Common Stock or Class C Capital Stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Class A Common Stock or Class C Capital Stock under any plan;

(b)

upon the issuance of any Class A Common Stock or a Class C Capital Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)

upon the issuance of any Class A Common Stock or Class C Capital Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Mandatory Convertible Preferred Stock were first issued;

(d)	for a change solely in the par value of our Class A Common Stock;

(e)

for sales of our Class A Common Stock or Class C Capital Stock for cash, including the sale of shares of our Class A Common Stock for a purchase price that is less than the applicable market price per share of our Class A Common Stock or less than the initial price or the threshold appreciation price, other than in a transaction described in clause (2) or clause (4) above;

(f)	for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;

(g)	as a result of a tender offer solely to holders of fewer than 100 shares of our Class A Common Stock;

(h)	as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (6) above;

(i)	for any regular, quarterly cash dividend that does not exceed the initial dividend threshold; or

(j)

for accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock, except as described above under the section titled “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

We will, as soon as practicable after the fixed conversion rates are adjusted, provide or cause to be provided written notice of the adjustment to the holders of shares of Series A Mandatory Convertible Preferred Stock. We will also upon written request by a beneficial owner of the Series A Depositary Shares deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein), rounded to the nearest $0.0001, and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein), rounded to the nearest $0.0001.

Whenever any provision of the certificate of designations establishing the terms of the Series A Mandatory Convertible Preferred Stock requires us to calculate the VWAP per share of our Class A Common Stock over a span of multiple days, our board of directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.

If:

•	the record date for a dividend or distribution on our Class A Common Stock occurs after the end of the final averaging period and before the mandatory conversion date, and

•

that dividend or distribution would have resulted in an adjustment of the number of shares of our Class A Common Stock issuable to the holders of Series A Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of Series A Mandatory Convertible Preferred Stock to be holders of record, for each share of Series A Mandatory Convertible Preferred Stock that they hold, of a number of shares of our Class A Common Stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Series A Mandatory Convertible Preferred Stock would receive the dividend or distribution on our Class A Common Stock together with the number of shares of Class A Common Stock issuable upon mandatory conversion of the Series A Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes in Our Class A Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our Class A Common Stock outstanding immediately prior to the merger or consolidation are not converted into, or exchanged for, securities, cash, or other property);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our and our subsidiaries’ consolidated property and assets;

•	any reclassification of our Class A Common Stock into securities, including securities other than our Class A Common Stock; or

•	any statutory exchange of our securities with another person or binding share exchange (other than in connection with a merger or consolidation),

in each case, as a result of which our Class A Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of Series A Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Series A Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Series A Mandatory Convertible Preferred Stock into Class A Common Stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of Class A Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our Class A Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our Class A Common Stock in such reorganization event. We will notify holders of the Series A Mandatory Convertible Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property we will deliver upon conversion of each share of Series A Mandatory Convertible Preferred Stock or as a payment of dividends on the Series A Mandatory Convertible Preferred Stock, as applicable, following the effective date of such reorganization event will be determined as if references to our Class A Common Stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as applicable, were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Series A Mandatory Convertible Preferred Stock become holders of record of the underlying exchange property). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors, or an authorized committee thereof, except that if a unit of exchange property includes common equity or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common equity or ADRs will be the average over the final averaging period of the volume-weighted average prices for such common equity or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors, or an authorized committee thereof), or, if such price is not available, the average market value per share of such common equity or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Series A Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any change to the consideration to be paid or delivered, as the case may be, upon conversion of the Series A Mandatory Convertible Preferred Stock as described in the immediately preceding paragraph, we will also adjust the initial dividend threshold such that (x) in the case of a share-for-share reorganization event, the adjusted initial dividend threshold will be based on the number of shares of common equity or ADRs comprising a unit of exchange property, (y) in the case of a partial share-for-share reorganization event, the adjusted initial dividend threshold will be based on the value of a share of common equity or an ADR comprising the exchange property relative to the value of a share of our Class A Common Stock and (z) if the exchange property is composed solely of consideration other than common equity or ADRs, the adjusted initial dividend threshold will be zero.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued Class A Common Stock or shares of Class A Common Stock held in treasury by us, solely for issuance upon conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of Class A Common Stock as shall be issuable from time to time upon the conversion of, or as payment of dividends on, all the shares of Series A Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum additional conversion amount).

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for the Series A Mandatory Convertible Preferred Stock.

DESCRIPTION OF SERIES A DEPOSITARY SHARES

We will deposit the shares of our Series A Mandatory Convertible Preferred Stock, represented by the Series A Depositary Shares offered hereby pursuant to a deposit agreement (the “deposit agreement”) among us, Computershare Trust Company, N.A. and Computershare Inc., acting as joint bank depositary (the “bank depositary”), and the holders from time to time of the Series A Depositary Shares.

The following description is a summary of the material provisions of the Series A Depositary Shares and the deposit agreement and does not purport to be complete. The terms of the Series A Depositary Shares include those expressly set forth in the deposit agreement, and this summary is subject to and is qualified by reference to all the provisions of the Series A Depositary Shares and the deposit agreement, including the definitions of certain terms used in the deposit agreement.

You may request a copy of the deposit agreement from us as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. We urge you to read this document because it, and not this description, defines your rights as a holder of Series A Depositary Shares.

For purposes of this description, references to “Alphabet,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

General

Each Series A Depositary Share represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock and will initially be evidenced by a global security, as defined in and described under the section titled “—Book-entry, Settlement and Clearance” in this section. Subject to the terms of the deposit agreement, the Series A Depositary Shares will be entitled to all rights, preferences, privileges and voting powers of our Series A Mandatory Convertible Preferred Stock, as applicable, in proportion to the fraction of a share of our Series A Mandatory Convertible Preferred Stock those Series A Depositary Shares represent.

In this section, references to “holders” of Series A Depositary Shares mean those who have Series A Depositary Shares registered in their own names on the books maintained by the bank depositary and not indirect holders who will own beneficial interests in Series A Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of our Series A Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under the section titled “—Book-entry, Settlement and Clearance” in this section.

Conversion

Because each Series A Depositary Share represents a 1/20th interest in a share of our Series A Mandatory Convertible Preferred Stock, a holder of Series A Depositary Shares may elect to convert Series A Depositary Shares only in lots of 20 Series A Depositary Shares, either on an early conversion date at the minimum conversion rate of 0.1126 shares of our Class A Common Stock per Series A Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which our Series A Mandatory Convertible Preferred Stock is convertible at the option of holders of Series A Mandatory Convertible Preferred Stock, see the sections titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” in this prospectus supplement.

The following table sets forth the fundamental change conversion rate per Series A Depositary Share, subject to adjustment as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$100.00	$200.00	$300.00	$355.11	$400.00	$425.00	$444.05	$500.00	$600.00	$750.00	$1,000.00
June 5, 2026	0.1351	0.1299	0.1228	0.1199	0.1180	0.1171	0.1165	0.1152	0.1136	0.1124	0.1118
May 15, 2027	0.1374	0.1337	0.1258	0.1221	0.1196	0.1184	0.1177	0.1159	0.1139	0.1126	0.1120
May 15, 2028	0.1392	0.1383	0.1307	0.1254	0.1217	0.1199	0.1188	0.1162	0.1137	0.1125	0.1122
May 15, 2029	0.1408	0.1408	0.1408	0.1408	0.1250	0.1176	0.1126	0.1126	0.1126	0.1126	0.1126

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Series A Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Series A Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Series A Depositary Share will be the minimum conversion rate, divided by 20; and

•

if the stock price is less than $100.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Series A Depositary Share will be the maximum conversion rate, divided by 20.

On any conversion date for our Series A Mandatory Convertible Preferred Stock, each Series A Depositary Share corresponding to the shares of our Series A Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of our Class A Common Stock and the amount of any cash received by the bank depositary upon conversion of each share of our Series A Mandatory Convertible Preferred Stock.

The following table illustrates the conversion rate per Series A Depositary Share, subject to adjustment as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” in this prospectus supplement, based on the applicable market value of our Class A Common Stock:

Applicable Market Value of Our Class A Common Stock	Conversion Rate per Series A Depositary Share
Greater than the threshold appreciation price	0.1126 shares of Class A Common Stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 0.1126 and 0.1408 shares of Class A Common Stock, determined by dividing $50 by the applicable market value

Less than the initial price	0.1408 shares of Class A Common Stock

After delivery of our Class A Common Stock by the transfer agent to the bank depositary following conversion of our Series A Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of our Class A Common Stock to the holders of Series A Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of Class A Common Stock certificates for such number of shares of our Class A Common Stock.

If we (or an applicable withholding agent) are required to withhold on distributions of Class A Common Stock in respect of dividends in arrears or in respect of the net present value of future dividends to a holder (see the section titled “Material United States Federal Income Tax Consequences”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of Class A Common Stock payable to such holder.

Fractional Shares

No fractional shares of Class A Common Stock will be issued to holders of our Series A Depositary Shares upon conversion. In lieu of any fractional shares of Class A Common Stock otherwise issuable in respect of the aggregate number of Series A Depositary Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

If more than one Series A Depositary Share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Depositary Shares so surrendered for, or subject to, conversion.

Dividends and Other Distributions

Each dividend paid on a Series A Depositary Share will be in an amount equal to 1/20th of the dividend paid on the related share of our Series A Mandatory Convertible Preferred Stock. So long as our Series A Depositary Shares are held of record by the nominee of DTC, declared cash dividends in respect of our Series A Depositary Shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of our Series A Depositary Shares in accordance with the instructions of such beneficial owners.

The bank depositary will deliver any cash or shares of Class A Common Stock it receives in respect of dividends on our Series A Mandatory Convertible Preferred Stock to the holders of the Series A Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Series A Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter.

The dividend payable on the first dividend payment date, if declared, is expected to be approximately $0.6076 per Series A Depositary Share, and the dividend payable on each subsequent dividend payment date, if declared, is expected to be $0.78125 per Series A Depositary Share.

Record dates for the payment of dividends and other matters relating to the Series A Depositary Shares will be the same as the corresponding record dates for our Series A Mandatory Convertible Preferred Stock.

No fractional shares of Class A Common Stock will be delivered to the holders of our Series A Depositary Shares in respect of dividends. Each holder that would otherwise be entitled to a fraction of a share of Class A Common Stock will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share of our Class A Common Stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date.

The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Series A Depositary Shares or the underlying Series A Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Series A Depositary Shares or the shares of our Series A Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

No Redemption

We may not redeem our Series A Depositary Shares. However, at our option, we may purchase our Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Voting the Series A Mandatory Convertible Preferred Stock

Because each Series A Depositary Share represents a 1/20th interest in a share of the Series A Mandatory Convertible Preferred Stock, holders of each Series A Depositary Share will be entitled to 1/20th of a vote per share of Series A Mandatory Convertible Preferred Stock under those circumstances in which holders of the Series A Mandatory Convertible Preferred Stock are entitled to a vote, as described under the section titled “Description of Series A Mandatory Convertible Preferred Stock—Voting Rights” in this prospectus supplement.

When the bank depositary receives notice of any meeting at which the holders of our Series A Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will mail the notice to the record holders of the Series A Depositary Shares relating to the Series A Mandatory Convertible Preferred Stock. Each record holder of Series A Depositary Shares on the record date (which will be the same date as the record date for our Series A Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of our Series A Mandatory Convertible Preferred Stock represented by such holder’s Series A Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the Series A Mandatory Convertible Preferred Stock represented by such Series A Depositary Shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Series A Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Series A Depositary Shares representing our Series A Mandatory Convertible Preferred Stock.

Modification, Amendment and Termination

Without the consent of the holders of the Series A Depositary Shares, we may amend, alter or supplement the deposit agreement or any certificate representing the Series A Depositary Shares for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Series A Depositary Shares that is not inconsistent with the provisions of the deposit agreement and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Series A Depositary Shares;

•

to make any change reasonably necessary, in our reasonable determination, to reflect each Series A Depositary Share’s representation of 1/20th of a share of our Series A Mandatory Convertible Preferred Stock;

•

to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Series A Depositary Shares; or

•

to make any other change that does not materially and adversely affect the rights, preferences, privileges or voting powers of any holder of the Series A Depositary Shares (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series A Depositary Shares, we may amend, alter, supplement or repeal any terms of the Series A Depositary Shares to conform the terms of the Series A Depositary Shares to the description thereof in the accompanying prospectus, as supplemented and/or amended by this “Description of Series A Depositary Shares” section of this prospectus supplement and the “Description of Series A Mandatory Convertible Preferred Stock” section of this prospectus supplement, as further supplemented and/or amended by the related pricing term sheet.

With the consent of the record holders of at least a majority of the aggregate number of Series A Depositary Shares then outstanding, the Series A Depositary Shares and any provisions of the deposit agreement may at any time and from time to time be amended, altered or supplemented by agreement between us and the bank depositary; provided that, without the consent of each record holder of an outstanding Series A Depositary Share affected, no such amendment, alteration or supplement will:

•	reduce the number of Series A Depositary Shares the record holders of which must consent to an amendment, alteration or supplement of the Series A Depositary Shares or the deposit agreement;

•	reduce the amount payable or deliverable in respect of the Series A Depositary Shares or extend the stated time for such payment or delivery;

•

impair the right, subject to certain requirements set forth in the deposit agreement, of any owner of Series A Depositary Shares to surrender any receipt evidencing such Series A Depositary Shares to the bank depositary with instructions to deliver to it the Series A Mandatory Convertible Preferred Stock and all money and/or other property represented thereby;

•	change the currency in which payments in respect of the Series A Depositary Shares or any receipt evidencing such Series A Depositary Shares is made;

•

impair the right of any record holder of Series A Depositary Shares to receive payments or deliveries on its Series A Depositary Shares on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery;

•	make any change that materially and adversely affects the conversion rights of any record holder of Series A Depositary Shares; or

•	make any change that materially and adversely affects the voting rights of any record holder of Series A Depositary Shares.

The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding Series A Depositary Shares have been cancelled, upon conversion of the Series A Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Series A Mandatory Convertible Preferred Stock in connection with any liquidation, winding-up or dissolution of us and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the Series A Mandatory Convertible Preferred Stock. Except as otherwise set forth in this “Description of Series A Depositary Shares” section, holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Series A Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal Rights

A holder of 20 Series A Depositary Shares may withdraw the share of our Series A Mandatory Convertible Preferred Stock corresponding to such Series A Depositary Shares, and any cash or other property represented by such Series A Depositary Shares. A holder who withdraws shares of Series A Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any taxes or duties relating to the issuance or delivery of such shares of Series A Mandatory Convertible Preferred Stock (and any such cash or other property), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Series A Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of our Series A Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for Series A Depositary Shares.

Listing

We intend to apply to list the Series A Depositary Shares on The Nasdaq Global Select Market under the symbol “GOOGM.” No assurance can be given that our Series A Depositary Shares will be listed or that any such application for listing will be approved. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Series A Depositary Shares representing fractional interests in the Series A Mandatory Convertible Preferred Stock listed on The Nasdaq Global Select Market. Listing the Series A Depositary Shares on The Nasdaq Global Select Market does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Series A Depositary Shares easily. We do not expect there will be any separate public trading market for the shares of the Series A Mandatory Convertible Preferred Stock except as represented by the Series A Depositary Shares.

Form and Notices

The Series A Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Series A Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Series A Mandatory Convertible Preferred Stock, as described under the section titled “—Book-entry, Settlement and Clearance” in this section. The bank depositary will forward to the holders of Series A Depositary Shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of our Series A Mandatory Convertible Preferred Stock.

Book-Entry, Settlement and Clearance

The Global Security

The Series A Depositary Shares will initially be represented by a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

You may hold your interests in the global security through DTC, either as a participant in DTC or indirectly through organizations which are participants in DTC. We expect that under procedures established by DTC:

•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Security

All interests in the global security will be subject to the operations and procedures of DTC. We have obtained the information in this section or in the accompanying prospectus concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of the global security, DTC or such nominee will be considered the sole owner and holder of the Series A Depositary Shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities under the deposit agreement in definitive form and will not be considered the owners or holders of the securities under the deposit agreement, including for purposes of receiving any reports delivered by us or the bank depositary under the deposit agreement. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of securities under the deposit agreement.

Payments of dividends with respect to the Series A Depositary Shares represented by the global security will be made by the bank depositary to DTC or its nominee, as the case may be, as the registered owner of the global security. Neither we nor the bank depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of, or cash due upon conversion of, a global security, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Securities

Individual certificates in respect of the Series A Depositary Shares will be issued in exchange for the global security only if DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global security, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered.

DESCRIPTION OF CAPPED CALL TRANSACTIONS

In connection with the pricing of the Series A Depositary Shares, and in connection with the pricing of the Series B Depositary Shares in the Series B Preferred Stock Offering, we entered into privately negotiated capped call transactions with one or more option counterparties comprising one or more of the underwriters of this offering and the Series B Preferred Stock Offering and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The cap price of the capped call transactions relating to the Series A Depositary Shares will initially represent a premium of approximately 50.0% over the per share public offering price of our Class A Common Stock in the Stock Offering. The cap price of the capped call transactions relating to the Series B Depositary Shares will initially represent a premium of approximately 50.0% over the per share public offering price of our Class C Capital Stock in the Stock Offering. The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of our Class A Common Stock and Class C Capital Stock underlying the Mandatory Convertible Preferred Stock sold in this offering and the Series B Preferred Stock Offering, based on the respective minimum conversion rates of each series of the Mandatory Convertible Preferred Stock.

We intend to use approximately $439.7 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional Series A Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions relating to the Series A Depositary Shares with the relevant option counterparties. In addition, if the underwriters of the Series B Preferred Stock Offering exercise their over-allotment option to purchase additional Series B Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series B Depositary Shares to enter into additional capped call transactions relating to the Series B Depositary Shares with the relevant option counterparties.

Subject to our right to elect cash settlement, the capped call transactions are generally expected to reduce the potential dilution to our Class A Common Stock and/or our Class C Capital Stock upon any conversion of the relevant series of Mandatory Convertible Preferred Stock (with such reduction subject to a cap) in the event that the market price per share of our Class A Common Stock and/or Class C Capital Stock, as measured under the terms of the relevant capped call transactions at the time of exercise, is greater than the strike price of the relevant capped call transactions, which initially corresponds to the threshold appreciation price of the corresponding series of Mandatory Convertible Preferred Stock and is, in each case, subject to customary anti-dilution adjustments. If, however, the market price per share of our Class A Common Stock or Class C Capital Stock, as the case may be, as measured under the terms of the relevant capped call transactions, exceeds the cap price of the relevant capped call transactions, there would nevertheless be dilution to the extent that such market price exceeds the cap price of such capped call transactions.

We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the options comprising the capped call transactions, but we will be entitled to receive from the option counterparties or their respective affiliates, as the case may be, a number of shares of our Class A Common Stock and/or Class C Capital Stock, as the case may be, generally based on the amount by which the market price per share of our Class A Common Stock or Class C Capital Stock (as applicable), as measured under the terms of the relevant capped call transactions at the time of exercise, exceeds the strike price of the relevant capped call transactions on the relevant expiration date under the relevant capped call transactions. However, if the market price per share of our Class A Common Stock or Class C Capital Stock, as the case may be, as measured under the terms of the relevant capped call transactions at the time of exercise, exceeds the cap price of the relevant capped call transactions on such expiration date, the number of shares of Class A Common Stock or Class C Capital Stock, as the case may be, that we expect to receive upon exercise of such capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of such capped call transactions.

The capped call transactions are separate transactions to be entered into by us with the option counterparties, are not part of the terms of the Series A Depositary Shares and will not change the holders’ rights under the Series A Depositary Shares. As a holder of the Series A Depositary Shares, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting—Capped Call Transactions” and “Risk Factors—Risks Related to this Offering and Ownership of the Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock—The capped call transactions may affect the value of the Series A Depositary Shares and our Class A Common Stock.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes material U.S. federal income tax considerations that are relevant to the ownership, and disposition of Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock and our Class A Common Stock into which our Series A Mandatory Convertible Preferred Stock may be converted by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This discussion deals only with Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock and our Class A Common Stock held as capital assets by investors who purchased Series A Depositary Shares in this offering at the initial offering price.

This discussion does not cover all aspects of U.S. federal taxation that may be relevant to holders in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations including banks; insurance companies or other financial institutions; dealers in securities and traders that use a mark-to-market method of tax accounting; persons that will hold (directly or constructively) more than 5% of our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock; certain former citizens or residents of the United States; a person that is a “controlled foreign corporation;” a person that is a “passive foreign investment company;” persons holding Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock as part of a straddle, conversion or other integrated financial transaction; nonresident alien individuals present in the United States for more than 182 days in a taxable year; persons required to accelerate recognition of any item of gross income with respect to the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock as a result of income being recognized on an applicable financial statement; entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein); persons who acquired Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock as compensation or pursuant to the exercise of any employee stock option; persons deemed to sell the Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock under the constructive sale provisions of the Code; “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; tax-qualified retirement plans; U.S. holders (as defined herein) whose functional currency is not the U.S. dollar; or persons that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”).

This section does not address any other U.S. federal tax considerations (such as gift taxes, estate taxes, any minimum taxes or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the ownership and disposition of Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock that is an individual citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net basis with respect to income from Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock. A “Non-U.S. Holder” means any beneficial owner of Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock or our Class A Common Stock that is not a U.S. Holder and not a partnership for U.S. federal income tax purposes.

This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. In general, if you are a holder of Series A Depositary Shares, you should be treated, for U.S. federal income tax purposes, as the beneficial owner of the fraction of Series A Mandatory Convertible Preferred Stock represented by the Series A Depositary Share. Deposits and withdrawals of Series A Mandatory Convertible Preferred Stock for Series A Depositary Shares should not result in the realization of gain or loss for U.S. federal income tax purposes.

References to “shares” below apply to Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock and Class A Common Stock, unless the context indicates otherwise.

Tax Consequences to U.S. Holders

Distributions. A distribution of cash or property with respect to shares generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder when received. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in its Series A Depositary Shares, our Series A Mandatory Convertible Preferred Stock, or Class A Common Stock (determined separately for each share), and thereafter as a capital gain. Dividends received by a non-corporate U.S. Holder will be eligible to be taxed at reduced rates if the U.S. Holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Share Distributions. We may make distributions to holders of our Series A Mandatory Convertible Preferred Stock, including holders of Series A Depositary Shares, that are paid in shares of our Class A Common Stock. While not free from doubt, we believe these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed Class A Common Stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in the section titled “—Distributions” above). Accordingly, a U.S. Holder may have a tax liability on account of such distributions in excess of the cash (if any) that is received. Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under the section titled “—Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from, or set off such taxes against, shares of Class A Common Stock or current or subsequent payments of cash to such U.S. Holder. A U.S. Holder’s initial tax basis in any Class A Common Stock received as a distribution on the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) will generally equal the fair market value of the Class A Common Stock on the date of the distribution, and the holding period for Class A Common Stock will begin on the day after the distribution.

Adjustments to the Conversion Rate. The conversion rate of the Series A Mandatory Convertible Preferred Stock will be adjusted in certain circumstances. A U.S. Holder that holds our Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments to the Series A Mandatory Convertible Preferred Stock may cause a U.S. Holder of our Class A Common Stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed under the section titled “—Distributions” above. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holder of the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares), however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Series A Mandatory Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of Class A Common Stock) generally will not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) may be deemed to have received a distribution even though they have not received any cash or property. Any such deemed distribution will generally be taxable to a U.S. Holder in the same manner as an actual distribution as described above under the section titled “—Distributions.” Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under the section titled “—Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from, or set off such taxes against, shares of Class A Common Stock or current or subsequent payments of cash to such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) will be increased to the extent any such constructive distribution is treated as a dividend.

The IRS has proposed U.S. Treasury regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the U.S. Treasury regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire Class A Common Stock immediately after the conversion rate adjustment over the fair market value of the right to acquire Class A Common Stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The preamble to the proposed U.S. Treasury regulations notes that the regulations, if finalized as proposed, would be effective for deemed distributions occurring on or after the date of adoption, but taxpayers and withholding agents may rely on the proposed U.S. Treasury regulations prior to that date under certain circumstances.

Extraordinary Dividends. Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in its shares could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. Holder receives an extraordinary dividend on stock it has held for two years or less before the dividend announcement date, such corporate U.S. Holder will generally be required to reduce its tax basis in its shares, with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the corporate U.S. Holder’s tax basis in such stock, the excess is treated as taxable gain realized on the sale or other taxable disposition of the shares and will be treated as described under the section titled “—Dispositions” below.

A non-corporate U.S. Holder will generally be required to treat any losses on the sale of its shares as long-term capital losses to the extent that any extraordinary dividends received by such non-corporate U.S. Holder would otherwise qualify as a dividend that was eligible for long-term capital gain rates, as described under “—Distributions” above.

Conversion into Class A Common Stock. Except as provided below, a U.S. Holder generally will not recognize gain or loss upon the conversion of the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) into shares of our Class A Common Stock, except that (1) a U.S. Holder’s receipt of cash (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under the section titled “—Distributions” above, (2) a U.S. Holder’s receipt of Class A Common Stock (if any) in respect of dividends in arrears or possibly accrued and unpaid dividends will be taxable as described under the section titled “—Distributions” above as if the U.S. Holder had received cash in respect of such dividends but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the Class A Common Stock received in the conversion over the issue price of the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) surrendered therefor and (3) a U.S. Holder’s receipt of cash in lieu of a fractional share of our Class A Common Stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our Class A Common Stock and the holder’s adjusted tax basis in the fractional share of our Class A Common Stock).

Except as discussed in the next sentence, a U.S. Holder’s initial tax basis in Class A Common Stock received upon conversion of the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) (and any fractional shares of our Class A Common Stock treated as received and then exchanged for cash) will equal the basis of the Series A Depositary Shares representing an interest in the converted shares of Series A Mandatory Convertible Preferred Stock and the holding period of such shares of Class A Common Stock will include the holding period of the Series A Depositary Shares representing an interest in the converted shares of Series A Mandatory Convertible Preferred Stock. Class A Common Stock received in payment of dividends in arrears or possibly accrued but unpaid dividends and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period will commence therefor on the day after the conversion.

The tax treatment of a U.S. Holder’s receipt of any cash or Class A Common Stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared is not entirely clear. The receipt of such consideration could be treated as a distribution or as additional consideration received in the conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of the receipt of such consideration in their particular circumstances.

Upon certain conversions of our Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares), we may, in respect of any such conversion, pay a holder of our Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) Class A Common Stock and/or cash in respect of the present value of future dividends (as described in the section titled “Description of Series A Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The tax considerations of such payment of cash or Class A Common Stock are uncertain. Although not free from doubt, we believe that the better view is to treat any such cash or Class A Common Stock as additional consideration received in the conversion. If this treatment is correct, then (i) to the extent a U.S. Holder realizes gain on the conversion, such gain should be taxable to the extent of any cash received by such U.S. Holder (excluding cash received in lieu of a fractional share), (ii) any such taxable gain would generally be taxable as a dividend to the extent of our accumulated earnings and profits attributable thereto (provided that the conversion does not result in a meaningful reduction in such U.S. Holder’s equity interest in us, in which case any such taxable gain could be treated as capital gain as further described under the section titled “—Dispositions” below), (iii) a U.S. Holder’s basis in the shares of Class A Common Stock received upon conversion (including the Class A Common Stock received in respect of future dividends, but excluding the Class A Common Stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should equal its basis in our Series A Mandatory Convertible Preferred Stock, or the Series A Depositary Shares notionally representing an interest in the Series A Mandatory Convertible Preferred Stock being converted, increased by any gain recognized by such U.S. Holder and reduced by any cash received in respect of any future dividends and any basis allocable to any fractional shares of Class A Common Stock and (iv) a U.S. Holder’s holding period in any Class A Common Stock received upon conversion (including the Class A Common Stock received in respect of future dividends, but excluding the Class A Common Stock in respect of dividends in arrears and possibly accrued and unpaid dividends) should include the holding period of our Series A Mandatory Convertible Preferred Stock, or the Series A Depositary Shares representing an interest in the Series A Mandatory Convertible Preferred Stock being converted. For this purpose, a U.S. Holder should realize gain on the conversion equal to the excess, if any, of the sum of the cash and the fair market value of Class A Common Stock received (including the Class A Common Stock received in respect of future dividends, but excluding the Class A Common Stock in respect of dividends in arrears and possibly accrued and unpaid dividends) over such U.S. Holder’s adjusted tax basis in our Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) immediately prior to conversion. A U.S. Holder will not be permitted to recognize any loss realized upon the conversion of our Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) into Class A Common Stock.

U.S. Holders should be aware that the tax treatment described in the preceding paragraph is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to a portion of the then-

current dividend period or to future dividends represents a taxable dividend to the extent we have current or accumulated earnings and profits at the time of conversion, as described above under the section titled “—Distributions.” U.S. Holders should consult their tax advisors to determine the specific tax treatment of such additional shares in their particular circumstances.

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Dispositions. Upon a sale, exchange or other taxable disposition of its Series A Depositary Shares (other than pursuant to a withdrawal of our Series A Mandatory Convertible Preferred Stock or Class A Common Stock in respect of Series A Depositary Shares or conversion of our Series A Mandatory Convertible Preferred Stock into Class A Common Stock), our Series A Mandatory Convertible Preferred Stock, or our Class A Common Stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held its shares for more than one year at the time of disposition. A U.S. Holder’s tax basis and holding period in respect of Class A Common Stock received in the conversion of the Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) is discussed above under the section titled “—Conversion into Class A Common Stock.” Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to tax at reduced rates. The deductibility of capital losses may be subject to limitations.

We may purchase the Series A Mandatory Convertible Preferred Stock or Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the U.S. Holder, the U.S. Holder generally will recognize capital gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Series A Depositary Shares. However, depending on the U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under the section titled “—Distributions” above. If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend” and would be treated as capital gain as described under the section titled “—Dispositions” above. As discussed above, generally, a U.S. Holder of Series A Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Series A Mandatory Convertible Preferred Stock represented by the Series A Depositary Shares. Accordingly, a U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Series A Depositary Shares for Mandatory Convertible Preferred Stock.

U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their shares.

Tax Consequences to Non-U.S. Holders

Dividends. Distributions of cash or property that we pay in respect of our Series A Mandatory Convertible Preferred Stock (or Series A Depositary Shares) or our Class A Common Stock, including any deemed distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of our Class A Common Stock to be issued on conversion (as described under the sections titled “—Share Distributions” and “—Adjustments to Conversion Rate” below), generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in its Series A Depositary Shares, our Series A Mandatory

Convertible Preferred Stock or our Class A Common Stock (determined separately for each share), and thereafter as a capital gain subject to the tax treatment described below in “—Dispositions.”

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.

Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary. We may make distributions to holders of our Series A Mandatory Convertible Preferred Stock, including holders of Series A Depositary Shares, that are paid in shares of our Class A Common Stock. Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) are required to withhold, the applicable withholding agent could withhold such taxes from, or set off such taxes against, shares of Class A Common Stock or current or subsequent payments of cash to such Non-U.S. Holder.

In addition, under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of our shares will generally be subject to a 30% U.S. withholding tax on dividends in respect of our shares if the Non-U.S. Holder is not FATCA compliant, or holds its shares through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA.

Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in our shares.

Dispositions. Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of our shares.

We may purchase the Series A Mandatory Convertible Preferred Stock or Series A Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the Non-U.S. Holder, the Non-U.S. Holder generally will recognize gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the Non-U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Series A Depositary Shares. Any such gain generally will be taxed to the extent described above under the section titled “—Dispositions.” However, depending on the Non-U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under the section titled “—Distributions” above. If a Non-U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend” and would be treated as described under the section titled “—Dispositions” above.

Non-U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their shares.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS with respect to payments made to certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are Non-U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Any amount paid as backup withholding may be creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the Series A Depositary Shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Series A Depositary Shares indicated in the following table. Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are the representatives of the underwriters.

Underwriters	Number of Series A Depositary Shares
Goldman Sachs & Co. LLC	25,125,000
J.P. Morgan Securities LLC	25,125,000
Morgan Stanley & Co. LLC	25,125,000
BofA Securities, Inc.	8,375,000
Citigroup Global Markets Inc.	8,375,000
Deutsche Bank Securities Inc.	8,375,000
HSBC Securities (USA) Inc.	8,375,000
Wells Fargo Securities, LLC	8,375,000
Barclays Capital Inc.	4,187,500
BNP Paribas Securities Corp.	4,187,500
BTIG, LLC	4,187,500
Credit Agricole Securities (USA) Inc.	4,187,500
Mizuho Securities USA LLC	4,187,500
RBC Capital Markets, LLC	4,187,500
SG Americas Securities, LLC	4,187,500
TD Securities (USA) LLC	4,187,500
Academy Securities, Inc.	1,675,000
BBVA Securities Inc.	1,675,000
Commerz Markets LLC	1,675,000
ING Financial Markets LLC	1,675,000
MUFG Securities Americas Inc.	1,675,000
NatWest Markets Securities Inc.	1,675,000
Santander US Capital Markets LLC	1,675,000
Scotia Capital (USA) Inc.	1,675,000
Standard Chartered Bank	1,675,000
Bancroft Capital, LLC	209,375
Blaylock Van, LLC	209,375
Cabrera Capital Markets LLC	209,375
Guzman & Company	209,375
Loop Capital Markets LLC	209,375
Mischler Financial Group, Inc.	209,375
Siebert Williams Shank & Co., LLC	209,375
Telsey Advisory Group LLC	209,375

Total	167,500,000

The underwriters are committed to take and pay for all of the Series A Depositary Shares being offered, if any are taken, other than the Series A Depositary Shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to purchase up to an additional 25,000,000 Series A Depositary Shares from us within a 13-day period beginning on, and including, the date we first issue the Series A Depositary Shares, solely to cover over-allotments, if any. If any Series A Depositary Shares are purchased pursuant to this over-allotment option, the underwriters will severally purchase Series A Depositary Shares in approximately the same proportion as set forth in the table above.

It is expected that delivery of the Series A Depositary Shares will be made against payment therefor on June 5, 2026, which is the second business day following the trade date for the Series A Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Series A Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Depositary Shares who wish to trade the Series A Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per Series A Depositary Share	$0.4867	$0.4867
Total	$81,522,250	$93,689,750

Series A Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. After the initial offering of the Series A Depositary Shares, the representatives may change the offering price and the other selling terms. The offering of the Series A Depositary Shares by the underwriters is subject to their receipt and acceptance of the Series A Depositary Shares being offered and subject to the underwriters’ right to reject any order in whole or in part. Sales of any Series A Depositary Shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026, and (y) the date that is 60 days after the date of this prospectus supplement, we will not, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, the Series A Depositary Shares or Series B Depositary Shares or any other securities of the Company that are substantially similar to the Series A Depositary Shares or Series B Depositary Shares, including but not limited to any options or warrants to purchase shares of Class A Common Stock or Class C Capital Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock, Class C Capital Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock, Class C Capital Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock, Class C Capital Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC, other than the Series A Depositary Shares offered and sold pursuant to this prospectus supplement, the Series B Depositary Shares offered and sold in the Series B Preferred Stock Offering, the Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock in respect thereof and any shares of Class A Common Stock or Class C Capital Stock issued upon conversion of, or issued and paid as a dividend on, the Series A Mandatory Convertible Preferred Stock and the Series B Mandatory Convertible Preferred Stock. The restrictions described in clause (i) and (ii) above do not apply to (i) the issuance of shares of Class A Common Stock or Class C Capital Stock or securities convertible into or exercisable for shares of Class A Common Stock or Class C Capital Stock pursuant to employee incentive plans in effect as of the date of this prospectus supplement, or upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Class A Common Stock or Class C Capital Stock or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class C Capital Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date of this prospectus supplement, (iii) the issuance of up to 5% of the outstanding shares of Class A Common Stock or Class C Capital Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Class A Common Stock or Class C Capital Stock, immediately following the closing date of this offering, in acquisitions or other similar strategic transactions, (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (v) the filing of a prospectus supplement in connection with an “at-the-market” equity offering program, (vi) the shares of Class A Common Stock and Class C Capital Stock that may be issued pursuant to the Stock Offering, (vii) the entry into, the consummation of the transactions contemplated by, or the termination of, the capped call transactions discussed in “Description of Capped Call Transactions” and the capped call transactions entered into in connection with the Series B Preferred Stock Offering, (viii) the Class A Common Stock and Class C Capital Stock to be sold in the Private Placement and (ix) a registration statement registering the resale of the securities sold in the Private Placement.

Our directors and executive officers have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026, and (y) the date that is 60 days after the date of this prospectus supplement, they will not, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Class A Common Stock or Class C Capital Stock, or any options or warrants to purchase any shares of Class A Common Stock or Class C Capital Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock or Class C Capital Stock (such shares of Class A Common Stock or Class C Capital Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by such person, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by such person or someone other than such person), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A Common Stock, Class C Capital Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The restrictions described above do not apply to (i) transfers (A) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (B) upon death by will, testamentary document or intestate succession, (C) if a natural person, to any member of such person’s immediate family or to any trust for the direct or indirect benefit of such person or the immediate family of such person, (D) to a partnership, limited liability company or other entity of which such person and the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D) above, (F) if a corporation, partnership, limited liability company or other business entity, (a) to another corporation, partnership, limited liability company or other business entity that is an affiliate, or to any investment fund or other entity which fund or entity is controlled or managed by such corporation, partnership, limited liability company or other business entity or its affiliates, or (b) as part of a distribution to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (G) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (H) pursuant to an order of a court or regulatory agency (for purposes of these restrictions, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction), (I) to us upon death, disability or termination of employment, in each case, of an employee, (J) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Class A Common Stock or Class C Capital Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in this prospectus supplement (including the documents incorporated by reference) immediately prior to the time that the underwriting agreement is executed, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of the restrictions described in this paragraph, (K) pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, or (L) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the underwriters; provided that (a) in the case of clauses (i)(A), (B), (C), (D), (E) and (F) above, such transfer or distribution shall not involve a disposition for value, (b) in the case of clauses (i)(A), (B), (C), (D), (E), (F) and (G) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement, (c) in the case of clauses (i)(C), (D), (E) and (F) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution during the Lock-Up Period, and (d) in the case of clauses (i)(A), (B), (G), (I) and (J) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (i)(A) or (G) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement; (ii) entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) relating to the transfer, sale or other disposition of such person’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of such person, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; (iii) transfers of such person’s Lock-Up Securities pursuant to an existing 10b5-1 Plan; provided that (x) such plan was established and disclosed to Goldman Sachs & Co. LLC prior to the date of the underwriting agreement, and (y) any filing under Section 16(a) of the Exchange Act that is made in connection with any such transfer during the Lock-Up Period shall state that such transfer has been executed under a 10b5-1 trading plan and the date such plan was adopted; and (iv) transfers of such person’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control transaction, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such person’s Lock-Up Securities shall remain subject to the terms of the restrictions described in this paragraph.

Goldman Sachs & Co. LLC, in its sole discretion, may release the Series A Depositary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of securities upon expiration or early release of the lock-up or the perception that such sales may occur could cause the market price of our securities to fall or make it more difficult for investors to sell our securities.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We intend to apply to list the Series A Depositary Shares on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GOOGM.” No assurance can be given that the Series A Depositary Shares will be listed or that any such application for listing will be approved. Neither we nor the underwriters can assure investors that an active trading market will develop for the Series A Depositary Shares, or that the Series A Depositary Shares will trade in the public market at or above the initial public offering price. Our Class A Common Stock is listed on Nasdaq under the symbol “GOOGL.”

We estimate that our offering expenses, excluding underwriting discounts, will be approximately $3.5 million. Equity Hill Capital, LLC is acting as financial advisor to us in connection with this offering and will receive a fee upon the completion of this offering. Equity Hill Capital, LLC is not acting as an underwriter under the underwriting agreement and will not offer or sell any securities in this offering.

In connection with this offering, the underwriters may purchase and sell Series A Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Series A Depositary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Series A Depositary Shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Series A Depositary Shares or purchasing Series A Depositary Shares in the open market. In determining the source of Series A Depositary Shares to cover the covered short position, the underwriters will consider, among other things, the price of Series A Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Series A Depositary Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Series A Depositary Shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Series A Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series A Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series A Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A Depositary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series A Depositary Shares. As a result, the price of the Series A Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters in this offering are also underwriters in the concurrent Stock Offering and/or the Series B Preferred Stock Offering and managers in the ATM Program. Further, certain of the underwriters and/or their respective affiliates entered into capped call transactions with us in connection with this offering and/or the Series B Preferred Stock Offering and will therefore receive a portion of the net proceeds of this offering and/or the Series B Preferred Stock Offering applied to those transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Bernstein Institutional Services LLC is serving as selling agent on behalf of SG Americas Securities, LLC in the offering described herein. Bernstein Institutional Services LLC and certain of its affiliates may provide investor feedback, research, market sounding, block monitoring, market intelligence, historical market, or trading information and origination and deal execution support to SG Americas Securities, LLC in connection with this offering and may also provide such services in the general course of business.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Series B Preferred Stock Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 167,500,000 of our Series B Depositary Shares, each of which represents a 1/20th interest in a share of our 6.25% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share. We have granted the underwriters of the Series B Preferred Stock Offering an option to purchase up to an additional 25,000,000 Series B Depositary Shares from us at the public offering prices less the underwriting discounts within a 13-day period beginning on, and including, the date we first issue the Series B Depositary Shares, solely to cover over-allotments, if any. The closing of this offering and the closing of the Series B Preferred Stock Offering are cross-conditional. See the section titled “Concurrent Offerings, ATM Program and Private Placement.

Stock Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are also making a public offering of 25,459,689 shares of Class A Common Stock and 25,459,689 shares of Class C Capital Stock for gross proceeds of approximately $18 billion. We have granted the underwriters of that offering options to purchase up to an additional 3,818,953 shares of our Class A Common Stock and an additional 3,818,953 shares of our Class C Capital Stock, respectively, from us at their respective public offering prices less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any, of our offering of Class A Common Stock and Class C Capital Stock. The closing of this offering is not conditioned upon the closing of the Stock Offering, and the closing of the Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering does not occur, and vice versa. We cannot assure you that the Stock Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Offerings, ATM Program and Private Placement.” The closing of this offering is not conditioned upon the closing of the Stock Offering, and the closing of the Stock Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Stock Offering does not occur, and vice versa. We cannot assure you that the Stock Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

ATM Program

Concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We expect to agree with the underwriters of this offering that we will not sell shares of our Class A Common Stock and Class C Capital Stock under the ATM Program until the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement. The closing of this offering is not conditioned upon the closing of any sales under the ATM Program, and the closing of any sales under the ATM Program is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the sales under the ATM Program do not occur, and vice versa. The closing of this offering is not conditioned upon the closing of any sales under the ATM Program, and the closing of any sales under the ATM Program is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the sales under the ATM Program do not occur, and vice versa. We cannot assure you that the sales under the ATM Program will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Class A Common Stock and Class C Capital Stock being offered under the ATM Program. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

Private Placement

Concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. Goldman Sachs & Co. LLC is acting as placement agent in relation to the Private Placement. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

Capped Call Transactions

In connection with the pricing of the Series A Depositary Shares, and in connection with the pricing of the Series B Depositary Shares in the Series B Preferred Stock Offering, we entered into privately negotiated capped call transactions with the option counterparties. Subject to our right to elect cash settlement of the capped call transactions, the capped call transactions are generally expected to reduce potential dilution to our Class A Common Stock and/our Class C Capital Stock upon any conversion of the relevant series of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. The cap price of the capped call transactions relating to the Series A Depositary Shares will initially represent a premium of approximately 50.0% over the per share public offering price of our Class A Common Stock in the Stock Offering. The cap price of the capped call transactions relating to the Series B Depositary Shares will initially represent a premium of approximately 50.0% over the per share public offering price of our Class C Capital Stock in the Stock Offering. If the underwriters exercise their over-allotment option to purchase additional Series A Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series A Depositary Shares to enter into additional capped call transactions relating to the Series A Depositary Shares with the relevant option counterparties. In addition, if the underwriters of the Series B Preferred Stock Offering exercise their over-allotment option to purchase additional Series B Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Series B Depositary Shares to enter into additional capped call transactions relating to the Series B Depositary Shares with the relevant option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to our Class A Common Stock, Class C Capital Stock and/or other securities of ours concurrently with or shortly after the pricing of the Series A Depositary Shares and the Series B Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our Class A Common Stock, our Class C Capital Stock, the Series A Depositary Shares, the Series B Depositary Shares or our other securities at that time.

In addition, we have been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into and/or unwinding various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, and/or by purchasing or selling our Class A Common Stock, our Class C Capital Stock and/or other securities of ours in secondary market transactions following the pricing of the Series A Depositary Shares and the Series B Depositary Shares and prior to the mandatory conversion date of the relevant series of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the relevant series of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions in connection with an early conversion of the relevant series of the Mandatory Convertible Preferred Stock or repurchase of the Series A Depositary Shares or Series B Depositary Shares, following any such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of our Class A Common Stock, our Class C Capital Stock, the Series A Depositary Shares, the Series B Depositary Shares or our other securities, and could affect the value of the shares of Class A Common Stock that you will receive upon conversion of the Series A Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Series A Mandatory Convertible Preferred Stock, it could also affect the number of shares of our Class A Common Stock that you will receive upon conversion.

For a discussion of the potential impact of any market or other activity by the option counterparties and/or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to this Offering and Ownership of the Series A Depositary Shares and the Series A Mandatory Convertible Preferred Stock—The capped call transactions may affect the value of the Series A Depositary Shares and our Class A Common Stock.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

The Series A Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series A Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series A Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The Series A Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admission to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Series A Depositary Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Series A Depositary Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Canada

The Series A Depositary Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Series A Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Series A Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Series A Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Series A Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Series A Depositary Shares may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The Series A Depositary Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of, Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Series A Depositary Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The Series A Depositary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series A Depositary Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Series A Depositary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series A Depositary Shares should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

United Arab Emirates

The Series A Depositary Shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

Switzerland

The Series A Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Series A Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the Series A Depositary Shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of Series A Depositary Shares will not be supervised by, FINMA, and the offer of Series A Depositary Shares has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Series A Depositary Shares.

Brazil

The offer and sale of the Series A Depositary Shares have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The Series A Depositary Shares may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the Series A Depositary Shares through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these Series A Depositary Shares on regulated securities markets in Brazil is prohibited.

Qatar

The securities described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

LEGAL MATTERS

Certain legal matters with respect to the Series A Depositary Shares will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters with respect to the offering of Series A Depositary Shares will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Alphabet Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Class C Capital Stock

Depositary Shares

Warrants

Units

By this prospectus, Alphabet Inc. (“Alphabet” or “we”) may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Specific terms, including the public offering price and our net proceeds from the sale(s) thereof, of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, underwriters and dealers, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, underwriters or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

In addition, certain selling security holders to be identified in prospectus supplements may offer and sell the securities described in this prospectus, separately or together in any combination, from time to time. Selling security holders may offer and sell their securities on terms and at the prices described in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information.

Unless we have indicated otherwise, references in this prospectus to “Alphabet,” “company,” “we,” “us,” “our” and similar terms refer to Alphabet Inc. and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with general information about us and the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus, any applicable prospectus supplement and any documents incorporated by reference therein, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before deciding whether to invest in the securities offered by the applicable prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations, and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions, and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus are our property. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

ALPHABET INC.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus and any related prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of an indenture, dated as of February 12, 2016, entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “indenture”), which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. The terms of the debt securities will include those set forth in the applicable indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Book-Entry; Delivery and Settlement

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the debt securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global securities.

You, as the beneficial owner of debt securities, will not receive certificates representing ownership interests in the global securities, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the debt securities will have occurred and be continuing and you request securities in certificated or definitive form. These certificated securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

DTC, Clearstream and Euroclear

DTC has advised us as follows:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Customers”) and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between Euroclear and Clearstream. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

So long as DTC or its nominee is the registered owner and holder of the global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes under the indenture relating to the debt securities. Except as provided above, you, as the beneficial owner of interests in the global securities, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a debt security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited.

Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, neither we, the trustee nor any paying agent will have any responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to

DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment, if any, when due;

•	default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to a series of outstanding debt securities (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to it. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security or indemnity satisfactory to the trustee and (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

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reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

•

we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities;

•	immediately after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the indenture are met.

Redemption and Repayment

Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at the redemption price set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to, but not including, the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.

Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

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we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

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no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

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we deliver to the trustee an opinion of counsel to the effect that (i) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK

General

We may offer shares of our Class A Common Stock, Class C Capital Stock or shares of our preferred stock. The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), our Amended and Restated Bylaws (“bylaws”), the terms of our Class C Undertaking (as defined below), and certain Transfer Restriction Agreements (as described below), copies of which are incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.

Our certificate of incorporation provides for (1) the Class A Common Stock (“Class A Common Stock”), which has one vote per share; (2) the Class B Common Stock (“Class B Common Stock”), which has 10 votes per share; and (3) the Class C Capital Stock (“Class C Capital Stock”), which has no voting rights unless otherwise required by law. Our certificate of incorporation also provides for 100,000,000 shares of preferred stock.

Our authorized capital stock consists of 300,100,000,000 shares, each with a par value of $0.001 per share, of which:

•	180,000,000,000 shares are designated as Class A Common Stock;

•	60,000,000,000 shares are designated as Class B Common Stock;

•	60,000,000,000 shares are designated as Class C Capital Stock; and

•	100,000,000 shares are designated as preferred stock.

As of March 31, 2026, there were 5,824 million shares of Class A Common Stock issued and outstanding, 836 million shares of Class B Common Stock issued and outstanding and 5,456 million shares of Class C Capital Stock issued and outstanding. At that date, there were no shares of preferred stock outstanding. All of the outstanding shares of the Company’s capital stock are fully paid and nonassessable.

Capital Stock

Voting Rights

Holders of shares of Class A Common Stock and Class B Common Stock have identical rights, except that holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to 10 votes per share. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Holders of shares of Class C Capital Stock have no voting rights, unless otherwise required by law.

The DGCL could require the holders of any of the shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock to vote separately as a single class in the following circumstances:

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If we amended our certificate of incorporation to increase or decrease the par value of the shares of a class of stock, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

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If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

As permitted by the DGCL and as set forth in our certificate of incorporation, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock do not have the right to vote separately as a single class if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

We have not provided for cumulative voting for the election of directors.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock, or rights to acquire shares of Class A Common Stock or Class B Common Stock, (1) the holders of shares of Class A Common Stock shall receive Class A Common Stock, or rights to acquire shares of Class A Common Stock, as the case may be; (2) the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as the case may be; and (3) the holders of shares of Class C Capital Stock shall receive shares of Class C Capital Stock, or rights to acquire shares of Class C Capital Stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Immediately prior to the earlier of (1) any distribution of our assets in connection with a liquidation, dissolution, or winding-up, or (2) any record date established to determine the holders of our capital stock entitled to receive such distribution, each share of Class C Capital Stock shall automatically be converted into one share of Class A Common Stock.

Conversion

Shares of Class A Common Stock are not convertible into any other shares of our capital stock.

Other than in connection with a liquidation as described above, shares of Class C Capital Stock are not convertible into any other shares of our capital stock.

Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock upon written notice to our transfer agent. In addition, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

•	Transfers between Larry Page and Sergey Brin, Google’s co-founders, subject to the requirements of the Transfer Restriction Agreements as amended (as described below).

•	Transfers for tax and estate planning purposes, including to trusts, corporations, and partnerships established or controlled by a holder of Class B Common Stock.

In addition, partnerships or limited liability companies that held more than 5% of the total outstanding shares of Class B Common Stock as of the closing of Google’s initial public offering in 2004 may distribute their shares of Class B Common Stock to their respective partners or members (who may further distribute the shares of Class B Common Stock to their respective partners or members) without triggering a conversion to shares of Class A Common Stock. Such distributions must be conducted in accordance with the ownership interests of such partners or members and the terms of any agreements binding the partnership or limited liability company.

The death of any holder of shares of Class B Common Stock who is a natural person will result in the conversion of his or her shares of Class B Common Stock, and any shares held by his or her permitted entities, into shares of Class A Common Stock. However, subject to the terms of the Transfer Restriction Agreements, either of Larry or Sergey may transfer voting control of his shares of Class B Common Stock and those held by his permitted entities to the other contingent or effective upon his death without triggering a conversion into shares of Class A Common Stock, but the shares of Class B Common Stock so transferred will convert to Class A Common Stock nine months after the death of the transferring founder.

Once transferred and converted into shares of Class A Common Stock, shares of Class B Common Stock shall not be reissued.

No class of our capital stock may be subdivided or combined unless the other classes of capital stock are concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

Except as expressly provided in our certificate of incorporation, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock. In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock.

Except as expressly provided in our certificate of incorporation, shares of Class C Capital Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A Common Stock and Class B Common Stock as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A Common Stock in connection with such merger, consolidation or combination (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock). In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A Common Stock (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

Class C Settlement Agreement

In connection with the adjustment of Google’s capital structure by establishing the Google Class C Capital Stock, and the dividend of one share of Google Class C Capital Stock for each share of Google Class A Common Stock and Google Class B Common Stock outstanding on March 27, 2014 (the “Class C dividend”), on October 28, 2013, the Delaware Court of Chancery approved a settlement entered into by Google, the board of directors of Google and the plaintiffs in the class action litigation involving the authorization to distribute Google Class C Capital Stock captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS. The parties subsequently filed a Revised Stipulation of Compromise and Settlement with the Court, which issued an Order and Final Judgment on November 6, 2013 that fully approved the parties’ settlement agreement (the “Google Class C Settlement Agreement”). Additionally, on October 2, 2015, we entered into a Class C Undertaking pertaining to the Google Class C Settlement Agreement, pursuant to which Alphabet will undertake, with respect to the Alphabet Class A Common Stock, Class B Common Stock, Class C Capital Stock and preferred stock, to be bound by the restrictions, undertakings and all continuing obligations and to benefit from the rights of the Google Class C Settlement Agreement that are applicable to Google as if Alphabet were Google (the “Class C Undertaking”).

The terms of the Class C Undertaking require us to: (i) ensure that the Transfer Restriction Agreements (defined below) entered into by Larry, our Co-Founder and director; Sergey, our Co-Founder and director; and Eric E. Schmidt, a significant stockholder, and certain of their respective affiliates cannot be waived or amended unless such amendment or waiver is first considered and recommended by a committee of two or more of the independent directors of our board of directors who do not hold Class B Common Stock, and then approved by every member of our board of directors, excluding Larry and Sergey; (ii) ensure that any waiver or amendment of the Transfer Restriction Agreements will be publicly disclosed at least 30 days before such waiver or amendment takes effect on a Form 8-K, Form 10-Q or Form 10-K; (iii) effective for three years from the Class C Capital Stock dividend payment date, prior to issuing more than 10 million shares of Class C Capital Stock as consideration in an acquisition or other business combination (excluding assumptions or conversions of equity for employees of acquired or combined companies), have our independent directors consider the effects of issuing such shares on our holders of Class A Common Stock and upon the company as a whole; and (iv) when the aggregate voting power of Larry and Sergey falls below 15% of the cumulative voting power of all our shareholders, have our board of directors consider in good faith whether it is no longer in our best interests to maintain a class of nonvoting stock and, if it so determines, take steps to cause the Class C Capital Stock to convert into Class A Common Stock.

Transfer Restriction Agreements

On October 2, 2015, we entered into a transfer restriction agreement with each of Larry, Sergey, Eric and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). On December 31, 2021, we entered into a joinder to Sergey’s transfer restriction agreement with certain of his other affiliates. The Transfer Restriction Agreements are intended to limit the ability of Larry, Sergey, and Eric to sell their Alphabet stock in a manner that does not reduce their voting power. Under the Transfer Restriction Agreements, the parties are bound, without any modification, by the same restrictions, undertakings and obligations that are imposed under the transfer restriction agreements, related joinders and other documentation entered into with Google on March 25, 2014 in connection with the Google Class C Settlement Agreement (the “Google Transfer Restriction Agreements”).

Pursuant to the Transfer Restriction Agreements, none of Larry, Sergey, Eric, or certain of their respective affiliates that are party to the agreements (generally, trusts and other estate planning vehicles through which

Larry, Sergey, and Eric hold all or a portion of their shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) may sell, assign, transfer, convey or hypothecate any shares of Class C Capital Stock if, as a result of such sale, transfer, conveyance or hypothecation, they, together with certain of their respective affiliates, would own more shares of Class B Common Stock than shares of Class C Capital Stock. If at any time either Larry, Sergey, or Eric, in each case together with certain of his respective affiliates, owns more shares of Class B Common Stock than shares of Class C Capital Stock, then Larry, Sergey, or Eric, as the case may be, and his respective affiliates, will be deemed to have automatically converted that number of shares of Class B Common Stock into shares of Class A Common Stock such that after such conversion he and his affiliates own an equal number of shares of Class B Common Stock as he and his affiliates own of shares of Class C Capital Stock. The required maximum ratio of shares of Class B Common Stock to shares of Class C Capital Stock owned by Larry, Sergey and Eric is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations.

Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class B Common Stock to their affiliates as permitted by the terms of our certificate of incorporation only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. Additionally, Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class C Capital Stock to their affiliates only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. However, each of Larry and his affiliates that are party to his Transfer Restriction Agreement and Sergey and his affiliates that are party to his Transfer Restriction Agreement may not transfer shares of Class B Common Stock to another person in a transfer that does not result in the automatic conversion of such shares of Class B Common Stock into Class A Common Stock pursuant to the terms of the certificate of incorporation unless Larry or Sergey, as the case may be, and his respective affiliates, transfer, in the same manner and to the same extent, an equal number of shares of Class C Capital Stock to the transferee.

In the event of (1) any merger, consolidation, or other business combination requiring the approval of the holders of our capital stock (whether or not Alphabet is the surviving entity), or the acquisition of all or substantially all of our assets, (2) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, or (3) any tender or exchange offer by us to acquire any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock, none of Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may sell, transfer or exchange, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock in connection with such transaction or in a related transaction for (a) with respect to their shares of Class A Common Stock or Class B Common Stock, an amount per share greater than the holders of shares of Class A Common Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class A Common Stock would receive, or may elect to receive, in such transaction; or (b) with respect to their shares of Class C Capital Stock, an amount per share greater than the holders of shares of Class C Capital Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class C Capital Stock would receive, or may elect to receive, in such transaction (the “Founder Equal Treatment Provision”).

With respect to Larry, Sergey, and certain of their respective affiliates, the applicable Transfer Restriction Agreements generally terminate when they collectively hold less than 34% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

With respect to Eric and certain of his affiliates, the applicable Transfer Restriction Agreement generally terminates when they collectively hold less than 2% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

As required under the terms of the Class C Settlement Agreement, the Transfer Restriction Agreements may only be amended or waived if such amendment or waiver is (i) first considered and recommended by a committee of two or more independent directors of our board of directors who do not hold Class B Common Stock and (ii) then approved by every member of our board of directors, excluding Larry and Sergey. Any Transfer Restriction Agreement amendment or waiver will be publicly disclosed by Alphabet on a Form 8-K, Form 10-Q or Form 10-K at least 30 days before such amendment or waiver takes effect.

Preferred Stock

We are authorized to issue, without approval by our stockholders, up to a total of 100,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of Class A Common Stock, Class B Common Stock, and Class C Capital Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Alphabet and might harm the market price of our Class A Common Stock or Class C Capital Stock.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If our board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our certificate of incorporation and bylaws and of the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our capital structure concentrates ownership of our voting stock in the hands of Larry, Sergey, and Eric. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock or Class C Capital Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Three Classes of Stock

As discussed above, our Class B Common Stock has 10 votes per share, while our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights (unless otherwise required by law). As a result of their ownership of a substantial portion of our Class B Common Stock, Larry and Sergey currently have the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Because the Class C Capital Stock has no voting rights (except as required by law), the issuance of Class C Capital Stock will not result in voting dilution to the holders of shares of Class A Common Stock or Class B Common Stock. As a result, the issuance of Class C Capital Stock could prolong the duration of Larry and Sergey’s current relative ownership of our voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

So long as Larry and Sergey have the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, our three classes of stock may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of our voting securities representing more than 2% of our outstanding shares at the time of issuance and that results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	a majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Limits on Ability of Stockholders to Act by Written Consent

We have provided in our certificate of incorporation and bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who owns 15% or more of a corporation’s outstanding voting securities or is an affiliate or associate of the corporation and, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, and affiliates and associates of such person. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078. Overnight correspondence should be sent to: Computershare Trust Company, N.A., 150 Royall Street, Suite 101 Canton, Massachusetts 02021.

Listing

Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. Our Class B Common Stock is not listed on any stock market or exchange.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may offer depositary receipts representing interests, which are called depositary shares, in shares of our Class A Common Stock, Class C Capital Stock or of any series of preferred stock. If we do so, we will deposit the securities which are the subject of such depositary shares with a depositary, which would hold that Class A Common Stock, Class C Capital Stock or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that Class A Common Stock, Class C Capital Stock or preferred stock.

We have summarized below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the prospectus supplement relating to any particular depositary shares will contain additional information which may update or change some of the information below.

Dividends and Other Distributions.

Each time we pay a cash dividend or make any other type of cash distribution with regard to the Class A Common Stock, Class C Capital Stock or preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to Class A Common Stock or Class C Capital Stock or that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock.

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of Class A Common Stock, Class C Capital Stock or applicable series of preferred stock, and all money and/or other property represented thereby.

Redemption of Depositary Shares.

Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.

Any time we send a notice of meeting or other materials relating to a meeting to the holders of Class A Common Stock, Class C Capital Stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. To the extent holders of the applicable depositary shares have voting rights, the depositary will solicit voting instructions from such holders and will vote or not vote the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions.

Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Class A Common Stock, Class C Capital Stock or of the series of preferred stock which is represented by the depositary share.

Conversion.

If shares of a series of preferred stock are convertible into Class A Common Stock, Class C Capital Stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of Class A Common Stock, Class C Capital Stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights, preferences, privileges or voting powers of any holder of the applicable depositary shares must be approved by holders of at least a majority of the then outstanding depositary shares. Without the consent of each holder of the outstanding depositary shares affected, no amendment will impair the right, subject to certain requirements set forth in the deposit agreement, of any holder of depositary shares to surrender any depositary receipts evidencing such depositary shares to receive the Class A Common Stock, Class C Capital Stock or preferred stock and all money and/or other property represented thereby. Upon termination of a deposit agreement, the depositary will make the shares of Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares to which it relates have been cancelled, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued pursuant to the deposit agreement upon our liquidation, winding-up or dissolution.

Miscellaneous.

There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

General

We may offer warrants, including warrants to purchase debt securities, preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may offer units consisting of one or more shares of Class A Common Stock, shares of Class C Capital Stock, shares of preferred stock, depositary shares and warrants or any combination of such securities. We will describe in the applicable prospectus supplement the following terms of any units:

•

the terms of the units and of any of the Class A Common Stock, Class C Capital Stock, preferred stock, depositary shares and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 5, 2026;

•	Alphabet’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on April 30, 2026;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed on April 24, 2026;

•	Alphabet’s Current Reports on Form 8-K filed on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026; and

•	the descriptions of our Class A Common Stock and Class C Capital Stock contained on Form 8-K12B, filed with the SEC on October 2, 2015 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Alphabet Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Whenever a reference is made in this prospectus to such document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. Each such statement is qualified in its entirety by such reference.

167,500,000 Series A Depositary Shares

Each Representing a 1/20th Interest in a Share of

6.25% Series A Mandatory Convertible Preferred Stock

Alphabet Inc.

6.25% Series A Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

BofA Securities	Citigroup	Deutsche Bank Securities	HSBC	Wells Fargo Securities

Barclays	BNP PARIBAS	BTIG	Credit Agricole CIB	Mizuho

RBC Capital Markets	Societe Generale	TD Securities

Co-Managers

Academy Securities	BBVA	COMMERZBANK	ING	MUFG	NatWest	Santander	Scotiabank	Standard Chartered Bank

Bancroft Capital	Blaylock Van, LLC	Cabrera Capital Markets LLC	Guzman & Company	Loop Capital Markets

Mischler Financial Group, Inc.	Siebert Williams Shank	Telsey Advisory Group

June 2, 2026